                                                                    EXHIBIT 10.7

================================================================================

                               CREDIT AGREEMENT

                                     among

                       MORTGAGE PORTFOLIO SERVICES, INC.

                                      and

                             NAB ASSET CORPORATION

                                      and

                        GUARANTY FEDERAL BANK, F.S.B.

                                August 7, 1996

                                  $10,000,000

================================================================================

                               TABLE OF CONTENTS

                                                                        Page
                                                                        ----
ARTICLE I GENERAL TERMS................................................    1
  Section 1.01    Certain Definitions..................................    1
  Section 1.02    Other Definitional Provisions........................   11
  Section 1.03    Exhibits and Schedules...............................   11
  Section 1.04    Calculations and Determinations......................   11

ARTICLE II AMOUNT OF TERMS OF CREDITS..................................   12
  Section 2.01    Commitment and Advances..............................   12
  Section 2.02    Promissory Note......................................   12
  Section 2.03    Notice and Manner of Obtaining Borrowings............   12
  Section 2.04    Fees.................................................   13
  Section 2.05    Mandatory Repayments.................................   14
  Section 2.06    Business Days........................................   14
  Section 2.07    Payment Procedure....................................   14
  Section 2.08    Capital Reimbursement................................   14
  Section 2.09    Increased Cost of Eurodollar Portions................   14
  Section 2.10    Availability.........................................   15
  Section 2.11    Funding Losses.......................................   15
  Section 2.12    Reimbursable Taxes...................................   16
  Section 2.13    Notice of Certain Events; Change of Applicable
                  Lending Office.......................................   16

ARTICLE III COLLATERAL.................................................   17
  Section 3.01    Collateral...........................................   17
  Section 3.02    Borrowing Request; Delivery of Mortgage
                  Collateral to Lender.................................   17
  Section 3.03    Power of Attorney....................................   17
  Section 3.04    Redemption of Mortgage Collateral....................   18
  Section 3.05    Release of Mortgage Collateral.......................   19

ARTICLE IV CONDITIONS PRECEDENT........................................   19
  Section 4.01    Initial Borrowing....................................   19
  Section 4.02    Initial Capital Contribution.........................   20
  Section 4.03    All Borrowings.......................................   20

ARTICLE V BORROWER REPRESENTATIONS AND WARRANTIES......................   21
  Section 5.01    Organization and Good Standing.......................   21
  Section 5.02    Authorization and Power..............................   21
  Section 5.03    No Conflicts or Consents.............................   21
  Section 5.04    Enforceable Obligations..............................   22
  Section 5.05    Priority of Liens....................................   22
  Section 5.06    No Liens.............................................   22
  Section 5.07    Financial Condition of Borrower and Guarantor........   22
  Section 5.08    Full Disclosure......................................   22
  Section 5.09    No Default...........................................   22
  Section 5.10    No Litigation........................................   22
  Section 5.11    Taxes................................................   23

  Section 5.12    Principal Office, etc................................   23
  Section 5.13    Compliance with ERISA................................   23
  Section 5.14    Subsidiaries.........................................   23
  Section 5.15    Indebtedness.........................................   23
  Section 5.16    Permits, Patents, Trademarks, etc....................   23
  Section 5.17    Status Under Certain Federal Statutes................   23
  Section 5.18    Securities Act.......................................   23
  Section 5.19    Pollution Control....................................   24
  Section 5.20    No Approvals Required................................   24
  Section 5.21    Survival of Representations..........................   24
  Section 5.22    Individual Mortgage Loans............................   24

ARTICLE VI AFFIRMATIVE COVENANTS.......................................   26
  Section 6.01    Financial Statements and Reports.....................   26
  Section 6.02    Taxes and Other Liens................................   27
  Section 6.03    Maintenance..........................................   28
  Section 6.04    Further Assurances...................................   28
  Section 6.05    Reimbursement of Expenses............................   28
  Section 6.06    Insurance............................................   28
  Section 6.07    Accounts and Records; Servicing Records..............   29
  Section 6.08    Right of Inspection..................................   29
  Section 6.09    Notice of Certain Events.............................   29
  Section 6.10    Performance of Certain Obligations and Information
                  Regarding Investors..................................   29
  Section 6.11    Use of Proceeds; Margin Stock........................   30
  Section 6.12    Notice of Default....................................   30
  Section 6.13    Compliance with Loan Documents.......................   30
  Section 6.14    Operations and Properties............................   30

ARTICLE VII NEGATIVE COVENANTS.........................................   30
  Section 7.01    No Merger............................................   30
  Section 7.02    Limitation on Indebtedness...........................   30
  Section 7.03    Fiscal Year, Method of Accounting....................   31
  Section 7.04    Business.............................................   31
  Section 7.05    Liquidations, Mergers, Consolidations and
                  Dispositions of Substantial Assets...................   31
  Section 7.06    Loans, Advances, and Investments.....................   31
  Section 7.07    Use of Proceeds......................................   31
  Section 7.08    Actions with Respect to Mortgage Collateral..........   32
  Section 7.09    Net Worth............................................   32
  Section 7.10    Total Liabilities to Net Worth Ratio.................   32
  Section 7.11    Restrictions on Dividends............................   32
  Section 7.12    Transactions with Affiliates.........................   32
  Section 7.13    Liens................................................   32
  Section 7.14    ERISA................................................   32
  Section 7.15    Change of Principal Office...........................   33

ARTICLE VIII EVENTS OF DEFAULT.........................................   33
  Section 8.01    Nature of Event......................................   33
  Section 8.02    Default Remedies.....................................   35

ARTICLE IX CONCERNING LENDER...........................................   35
  Section 9.01    Indemnification......................................   35
  Section 9.02    Limitation of Liability..............................   36

ARTICLE X MISCELLANEOUS................................................   36
  Section 10.01   Notices..............................................   36
  Section 10.02   Amendments, Etc......................................   37
  Section 10.03   Invalidity...........................................   37
  Section 10.04   Survival of Agreements...............................   37
  Section 10.05   Renewal, Extension or Rearrangement..................   37
  Section 10.06   Waivers..............................................   37
  Section 10.07   Cumulative Rights....................................   37
  Section 10.08   Construction.........................................   37
  Section 10.09   Limitation on Interest...............................   38
  Section 10.10   Bank Accounts; Offset................................   38
  Section 10.11   Assignments and Participations.......................   39
  Section 10.12   Exhibits.............................................   39
  Section 10.13   Titles of Articles, Sections and Subsections.........   39
  Section 10.14   Counterparts.........................................   39
  Section 10.15   ENTIRE AGREEMENT.....................................   39
  Section 10.16   Termination; Limited Survival........................   39
  Section 10.17   Joint and Several Liability..........................   40

EXHIBITS

  Exhibit A   -   Form of Promissory Note
  Exhibit B   -   Form of Borrowing Request
  Exhibit C   -   Form of Compliance Certificate
  Exhibit D   -   Form of Security Agreement
  Exhibit E   -   Form of Collateral Release Request
  Exhibit F   -   List of Approved Investors
  Exhibit G   -   Form of Rate Election
  Exhibit H   -   List of Subsidiaries
  Exhibit I   -   Form of Guaranty
  Exhibit J   -   List of Acceptable Manufactured Housing States

                                CREDIT AGREEMENT
                                ----------------


     THIS CREDIT AGREEMENT is made and entered into as of August 7, 1996, among Mortgage Portfolio Services, Inc., a Delaware corporation ("Borrower"), NAB
                                                            --------
Asset Corporation, a Texas corporation ("Guarantor"), and Guaranty Federal Bank,
                                         ---------
F.S.B. ("Lender").
         ------

     The parties hereto hereby agree as follows:

                                   ARTICLE I
                                   ---------

                                 GENERAL TERMS
                                 -------------

     Section 1.01 Certain Definitions. As used in this Agreement, the following
                  -------------------
terms have the following meanings:

     "Acceptable Manufactured Housing State" shall mean any state: (i) listed on
      -------------------------------------
a schedule of 'Acceptable Manufactured Housing States' mutually agreed to by Borrower and Lender, from time to time, with the initial such schedule in the form of that attached hereto as Exhibit "J", and (2) as to which Lender shall have received an opinion of counsel to Borrower in such state satisfactory in form and substance to Lender.

     "Adjusted Eurodollar Rate" means, with respect to each particular Adjusted
      ------------------------
Eurodollar Rate Portion and the associated Eurodollar Rate and Reserve Percentage, the rate per annum calculated by Lender (rounded upwards, if necessary, to the next higher 0.01%) determined on a daily basis pursuant to the following formula:

     Adjusted Eurodollar Rate =

     Eurodollar Rate  + A
     ---------------
     100.0% - Reserve Percentage

where A means two and one-quarter percent (2.25%) per annum. If the Reserve Percentage changes during the Interest Period for an Adjusted Eurodollar Rate Portion, Lender may, at its option, either change the Adjusted Eurodollar Rate for such Adjusted Eurodollar Rate Portion or leave it unchanged for the duration of such Interest Period. The Adjusted Eurodollar Rate shall in no event, however, exceed the Maximum Rate.

     "Advance" shall mean a disbursement by Lender of any sum or sums lent by
      -------
Lender to Borrower hereunder.

     "Affiliate" means, as to any Person, each other Person that directly or
      ---------
indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person.

     "Agreement" shall mean this Credit Agreement, as the same may from time to
      ---------
time be amended, modified or supplemented.

     "Balance Funded Amount" means with respect to the Base Rate Portion on any
      ---------------------
Base Rate Payment Date under the Note, the average of the Qualifying Balances for each day during the period from and including the immediately preceding Base Rate Payment Date (but not including) to the Base

Rate Payment Date in question. As used in this paragraph, "Qualifying Balances"
                                                           -------------------
shall mean for any day the lesser of (x) the amount of the Base Rate Portion on such day, and (y) the sum of the collected balances in all identified non-interest bearing accounts of Borrower maintained with Lender less (i) amounts necessary to satisfy reserve and deposit insurance requirements and (ii) amounts required to compensate Lender for services rendered in accordance with Lender's system of charges for services to similar accounts.

     "Balance Funded Rate" means two and one-fourth percent (2.25%) per annum.
      -------------------

     "Base Rate" shall mean the base commercial rate of interest as announced
      ---------
from time to time by Lender (which may not be the lowest, best or most favorable rate of interest which Lender may charge on loans to its customers) plus one-half of one percent (.5%).

     "Base Rate Payment Date" has the meaning given it in the Note.
      ----------------------

     "Base Rate Portion" means that portion of the unpaid principal balance of
      -----------------
the Loan which is not made up of Eurodollar Portions or Balanced Funded Amount.

     "Borrower" shall have the meaning assigned to such term in the preamble
      --------
hereof.

     "Borrowing" shall mean a borrowing consisting of an Advance by Lender
      ---------
pursuant to a Borrowing Request.

     "Borrowing Base" means at any date, the Collateral Value calculated as of
      --------------
such date.

     "Borrowing Date" with respect to a particular Borrowing shall mean the
      --------------
Business Day, identified by Borrower in the related Borrowing Request, as the date on which Borrower requests that Lender make an Advance in respect of such Borrowing.

     "Borrowing Request" shall mean a request, in the form of Exhibit "B", for
      -----------------
a Borrowing pursuant to Article II.

     "Business Day" means a day, other than a Saturday or Sunday, on which
      ------------
commercial banks are open for business with the public in Dallas, Texas. Any Business Day in any way relating to Adjusted Eurodollar Rate Portions (such as the day on which an Interest Period begins or ends) must also be a day on which, in the judgment of Lender, significant transactions in dollars are carried out in the interbank eurocurrency market.

     "Cash Equivalents" shall mean (i) securities issued or directly and fully
      ----------------
guaranteed or insured by the United States Government or any agency or instrumentality thereof which mature within 90 days from the date of acquisition, and (ii) time deposits and certificates of deposit, which mature within 90 days from the date of acquisition, of Lender or any other domestic commercial bank having capital and surplus in excess of $200,000,000, which has, or the holding company of which has, a commercial paper rating of at least A-1 or the equivalent thereof by Standard & Poors Corporation or P-1 or the equivalent thereof by Moody's Investors Service, Inc.

     "Change of Control" means (i) the acquisition by any Person, or group of
      -----------------
Persons acting together, of a direct interest in more than twenty percent (20%) of the voting power of the voting stock of Borrower, by way of merger or consolidation or otherwise; (ii) any change in the senior management (including the addition or termination, voluntary or involuntary, of any executive vice president) of Borrower as it exists on the date hereof; or (iii) James Hinton ceases to be and act as President and CEO of Borrower.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.
      ----

     "Collateral" shall have the meaning given to it in the Security Agreement.
      ----------

     "Collateral Release Request" shall mean a request, in the form of Exhibit
      --------------------------
"E", that Lender release its Lien in and upon certain Mortgage Collateral pursuant to Section 3.05.

     "Collateral Value" shall mean with respect to each item of Mortgage
      ----------------
Collateral (a) which has not been owned by Borrower for a period in excess of sixty (60) days, an amount equal to ninety-seven percent (97%) of the least of the following, or (b) if such Mortgage Collateral has been owned by Borrower for a period in excess of sixty (60) days, an amount equal to ninety-five percent 95%) of the least of the following: (i) the outstanding principal balance of the Mortgage Note constituting such Mortgage Collateral; (ii) the actual out-of-pocket cost to Borrower of such Mortgage Collateral minus the amount of principal paid under such item of Mortgage Collateral and delivered to Lender for application to the prepayment of the Loan; (iii) the amount at which an Investor has committed to purchase the Mortgage Collateral pursuant to a Take-Out Commitment not to exceed 100% of the original principal balance of the Mortgage Note; or (iv) the Market Value of the Mortgage Note constituting such Mortgage Collateral; provided, however, that (a) any Mortgage Note (i) which has
                     --------- -------
been owned by Borrower for a period in excess of the Warehouse Period or (ii) which has been in default for a period in excess of thirty (30) days, shall be excluded from the computation of Collateral Value, (b) the aggregate Collateral Value for Mortgage Notes owned by Borrower in excess of sixty (60) days shall not exceed fifty percent (50%) of the Commitment, (c) with respect to any Mortgage Note to be delivered to Lender in connection with a Special Borrowing, seven (7) days have elapsed since the funding of such Mortgage Note and (d) the aggregate Collateral Value for Mortgage Notes for Eligible Manufactured Housing Mortgage Loans owned by Borrower shall not exceed two percent (2%) of the Commitment.

     "Commitment" shall mean the obligation of Lender to make Advances to
      ----------
Borrower pursuant to Section 2.01 hereof in an aggregate amount not to exceed
                     ------------
$10,000,000 at any time outstanding.

     "Consolidated" refers to the consolidation of any Person, in accordance
      ------------
with GAAP, with its properly consolidated subsidiaries. References herein to a Person's Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated subsidiaries.

     "Debtor Laws" shall mean all applicable liquidation, conservatorship,
      -----------
bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization or similar laws from time to time in effect affecting the rights of creditors generally and general principles of equity.

     "Default" shall mean any of the events specified in Section 8.01 hereof,
      -------                                            ------------
whether or not any requirement for notice or lapse or time or any other condition has been satisfied.

     "Dividends", in respect of any corporation, shall mean: (i) cash
      ----------
distributions or any other distributions on, or in respect of, any class of equity security of such corporation, except for distributions made solely in shares of securities of the same class; and (ii) any and all funds, cash or other payments made in respect of the redemption, repurchase or acquisition of such securities;

provided, however, that "Dividends" shall not include Borrower's payments to Guarantor for Borrower's Share of taxes owed by the Affiliated Group of Corporations (as defined in section 1504 of the Code) of which Borrower is a member. As used herein "Borrower's Share" means the amount of federal income taxes which Borrower would have been obligated to pay if Borrower was not a member of an Affiliated Group of Corporations.

     "Drawdown Termination Date" shall mean the earlier of April 30, 1997, or
      -------------------------
the day on which the Note first becomes due and payable in full.

     "Eligible Manufactured Housing Mortgage Loan" shall mean a Mortgage Loan
      -------------------------------------------
with respect to which each of the following statements is accurate and complete (and the Borrower by including said Mortgage Loan in any computation of the Collateral Value of the Borrowing Base shall be deemed to so represent to Lender at and as of the date of such computation):

               (i) Said Mortgage Loan is secured by a first priority deed of trust (or mortgage) on the related Property;

               (ii) The face amount of the promissory note underlying said Mortgage Loan does not exceed the maximum principal amount allowed by FNMA and the proceeds of said Mortgage Loan are utilized by such obligor to facilitate the permanent attachment of a new Manufactured Home on the related Property;

               (iii) The Property securing said Mortgage Loan is located in an Acceptable Manufactured Housing State;

               (iv) Upon completion and attachment of the related Manufactured Home to the related Property, said Mortgage Loan will meet all underwriting and other criteria for purchase by FNMA under the Take-Out Commitment relating to said Mortgage Loan;

               (v) The Manufactured Home financed with the proceeds of said Mortgage Loan is a new Manufactured Home which has not previously been financed; and

               (vi) All actions required to create a valid and enforceable first priority perfected security interest in and lien upon said Mortgage Loan, the related Manufactured Home, the related Property and all documents and instruments relating to said Mortgage Loan, in favor of the Collateral Agent for the benefit of the Lenders shall have been taken.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as
      -----
amended from time to time, together with the regulations from time to time promulgated with respect thereto.

     "ERISA Affiliate" shall mean all members of the group of corporations and
      ---------------
trades or businesses (whether or not incorporated) which, together with Borrower, are treated as a single employer under Section 414 of the Code.

     "ERISA Plan" shall mean any pension benefit plan subject to Title IV of
      ----------
ERISA or Section 412 of the Code maintained or contributed to by Borrower or any ERISA Affiliate with respect to which Borrower has a fixed or contingent liability.

     "Eurodollar Portion" means any portion of the unpaid principal balance of
      ------------------
the Loan which Borrower designates as such in a Rate Election.

     "Eurodollar Rate" means, with respect to each particular Eurodollar Portion
      ---------------
and the related Interest Period, the rate of interest per annum determined by Lender in accordance with its customary general practices to be representative of the rates at which deposits of dollars are offered to Lender at approximately 9:00 a.m. Dallas, Texas time two Business Days prior to the first day of such Interest Period (by prime banks in the interbank eurocurrency market which have been selected by Lender in accordance with its customary general practices) for delivery on the first day of such Interest Period in an amount equal or comparable to the amount of such Eurodollar Portion and for a period of time equal or comparable to the length of such Interest Period. The Eurodollar Rate determined by Lender with respect to a particular Eurodollar Portion shall be fixed at such rate for the duration of the associated Interest Period. If Lender is unable so to determine the Eurodollar Rate for any Eurodollar Portion, or if the associated Adjusted Eurodollar Rate would exceed the Maximum Rate, Borrower shall be deemed not to have elected such Eurodollar Portion.

     "Event of Default" shall mean any of the events specified in Section 8.01
      ----------------                                            ------------
hereof, provided that any requirement in connection with such event for the giving of notice or the lapse of time, or the happening of any further condition, event or act has been satisfied.

     "Financing Lease" shall mean (i) any lease of Property if the then present
      ---------------
value of the minimum rental commitment thereunder should, in accordance with GAAP, be capitalized on a balance sheet of the lessee, and (ii) any other lease obligations which are capitalized on a balance sheet of the lessee.

     "Fiscal Quarter" means each period of three calendar months ending
      --------------
March 31, June 30, September 30 and December 31 of each year.


     "Fiscal Year" means each period of twelve calendar months ending
      -----------
December 31 of each year.

     "FNMA" shall mean the Federal National Mortgage Association, or any
      ----
successor thereto.

     "Funding Account" shall mean the non-interest bearing demand checking
      ---------------
account established by Borrower with Lender to be used for (i) the initial deposit of proceeds of Advances; and (ii) the funding or purchase of Mortgage Notes by Borrower; provided that the Funding Account shall be pledged to Lender and that Borrower shall not be entitled to withdraw funds from the Funding Account and provided further that Lender will transfer funds as directed by Borrower.

     "GAAP" means those generally accepted accounting principles and practices
      ----
which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor) and which, in the case of Borrower and Guarantor and its Consolidated subsidiaries, are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the financing statements described in Section 5.07. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board (or any such successor) in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder with respect to Borrower or with respect to Borrower and its Consolidated subsidiaries may be prepared in accordance with such change, but all calculations and determinations to be made hereunder may be made in accordance with such change only after notice of such change is given to Lender and Lender agrees to such change insofar as it affects the accounting of Borrower, Guarantor or of Guarantor and its Consolidated subsidiaries.

     "Governmental Authority" shall mean any nation or government, any agency,
      ----------------------
department, state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Governmental Requirement" shall mean any law, statute, code, ordinance,
      ------------------------
order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other direction or requirement (including, without limitation, any of the foregoing which relate to environmental standards or controls, energy regulations and occupational, safety and health standards or controls) of any arbitrator, court or other Governmental Authority, which exercises jurisdiction over any Related Person or any of its Property.

     "Guaranty" shall mean the Guaranty dated as of even date herewith, executed
      --------
by Guarantor in the form attached hereto as Exhibit "I", as the same may from time to time be further supplemented, amended or restated.

     "Guaranty Obligation" of any Person shall mean any contract, agreement or
      -------------------
understanding of such Person pursuant to which such Person guarantees, or in effect guarantees, any Indebtedness, lease, dividends or other obligations (the "Primary Obligations") of any other Person (the "Primary Obligor") in any
 --------------------                            ----------------
manner, whether directly or indirectly, contingently or absolutely, in whole or in part, including without limitation agreements:

               (i) to purchase such Primary Obligation or any property constituting direct or indirect security therefor;

               (ii) to advance or supply funds (A) for the purchase or payment of any such Primary Obligation, or (B) to maintain working capital or other balance sheet conditions of the Primary Obligor or otherwise to maintain the net worth or solvency of the Primary Obligor;

               (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Primary Obligation of the ability of the Primary Obligor to make payment of such Primary Obligation; or

               (iv) otherwise to assure or hold harmless the owner of any such Primary Obligation against loss in respect thereof;

provided that "Guaranty Obligation" shall not include endorsements that are made
-------- ----  -------------------
in the ordinary course of business of negotiable instruments or documents for deposit or collection. The amount of any Guaranty Obligation shall be deemed to be the maximum amount for which the guarantor may be liable pursuant to the agreement that governs such Guaranty Obligation, unless such maximum amount is not stated or determinable, in which case the amount of such obligation shall be the maximum reasonably anticipated liability thereon, as determined by such guarantor in good faith.

     "Indebtedness" of any Person at a particular date shall mean the sum
      ------------
(without duplication) at such date of (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services or which is evidenced by a note, bond, debenture, or similar instrument, (ii) all obligations of such Person under any Financing Lease, (iii) all obligations of such Person in respect of letters of credit, acceptances, or similar obligations issued or created for the account of such Person, (iv) all Guaranty Obligations of such Person, and (v) all liabilities secured by any Lien on any property owned by such Person, whether or not such Person has assumed or otherwise become liable for the payment thereof, and (vi) any liability of such Person or any Affiliate thereof in respect of unfunded vested benefits under an ERISA Plan.

     "Interest Period" means, with respect to each particular Eurodollar
      ---------------
Portion, a period of 1, 2 or 3 months, as specified in the Rate Election applicable thereto, beginning on and including the date specified in such Rate Election (which must be a Business Day), and ending on but not including the same day of the month as the day on which it began (e.g., a period beginning on the third day of one month shall end on but not include the third day of another month), provided that each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (unless such next succeeding Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the immediately preceding Business Day). No Interest Period may be elected which would extend past the date on which the Note is due and payable in full.

     "Investor" shall mean any Person listed on Exhibit "F" and any other Person
      --------
approved in writing by Lender who agrees to purchase Mortgage Collateral pursuant to a Take-Out Commitment.

     "Lender" shall have the meaning assigned to such terms in the preamble
      ------
hereof.

     "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit
      ----
arrangement, encumbrance, lien (whether statutory or otherwise), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the uniform commercial code or comparable law of any jurisdiction in respect of any of the foregoing).

     "Loan" shall mean at any time the aggregate principal amount of all
      ----
Advances made and outstanding hereunder.

     "Loan Document" shall mean any, and "Loan Documents" shall mean all, of
      -------------                       --------------
this Agreement, the Note, the Security Instruments and any and all other agreements or instruments now or hereafter executed and delivered by Borrower or any other Person in connection with, or as security for the payment or performance of any or all of the Obligations, as any of such may be renewed, amended or supplemented from time to time.

     "Manufactured Home" shall mean a structure, transportable in one or more
      -----------------
sections, which is built on a permanent basis and designed to be used as a dwelling with a permanent foundation when affixed to real property and connected to the required utilities, including, without limitation, plumbing and electrical systems.

     "Market Value" at any time shall be determined by Lender, in its sole
      ------------
discretion, based upon information then available to Lender regarding quotes to dealers for the purchase of mortgage notes similar to the Mortgage Notes that have been delivered to Lender pursuant to this Agreement.

     "Material Adverse Effect" shall mean any material adverse effect on (i) the
      -----------------------
validity or enforceability of this Agreement, the Note or any other Loan Document, (ii) the business, operations, total Property or financial condition of any Related Person, (iii) the collateral under any Security Instrument, or
(iv) the ability of any Related Person to fulfill its obligations under this Agreement, the Note, or any other Loan Document to which it is a party.

     "Maximum Rate" has the meaning given it in the Note.
      ------------

     "Mortgage" shall mean a mortgage or deed of trust, on standard forms in
      --------
form and substance satisfactory to Lender, securing a Mortgage Note and granting a perfected first or second priority lien on residential real property consisting of land and a single-family dwelling thereon which is completed and ready for occupancy.

     "Mortgage Assignment" shall mean an instrument duly executed and in
      -------------------
recordable form assigning a Mortgage, in blank and like all intervening instruments that have been executed with respect to such Mortgage and which is in form acceptable to Lender and satisfies all Requirements of Law.

     "Mortgage Collateral" shall mean all Mortgage Notes (i) for which Borrower
      -------------------
holds a Take-Out Commitment, (ii) which are made payable to the order of Borrower or have been endorsed (without restriction or limitation) payable to the order of Borrower, (iii) in which Lender has been granted and continues to hold a perfected first priority security interest, (iv) which are in form and substance acceptable to Lender in its reasonable discretion, (v) which are secured by Mortgages, and (vi) which, together with such Mortgages, conform in all respects with all the requirements for purchase of such Mortgage Notes under the Take-Out Commitments and are valid and enforceable in accordance with their respective terms.

     "Mortgage Loan" shall mean a first or second lien single-family mortgage
      -------------
loan which is evidenced by a Mortgage Note and secured by a Mortgage, together with the rights and obligations of a holder thereof and payments thereon and proceeds therefrom.

     "Mortgage Note" shall mean the Note or other evidence of indebtedness
      -------------
evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

     "Mortgagor" shall mean the obligor on a Mortgage Note.
      ---------

     "Net Income" of any Person shall mean, for the period ending on a
      ----------
particular date, the net income (after taxes) of such Person which would appear on statements of income and cash flows of such Person for such period prepared in accordance with GAAP.

     "Net Worth" of any Person shall mean, as of any date, the total
      ---------
shareholder's equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock) which would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

     "Note" shall mean the promissory note delivered by Borrower to Lender
      ----
pursuant to Section 2.02 in the form attached hereto as Exhibit "A", and all
            ------------
renewals, modifications and extensions thereof.

     "Obligations" shall mean all present and future Indebtedness, obligations,
      -----------
and liabilities of Borrower to Lender, and all renewals and extensions thereof, or any part thereof, arising pursuant to this Agreement or any other Loan Document, and all interest accrued thereon, and reasonable attorneys' fees and other costs incurred in the drafting, negotiation, enforcement or collection thereof, regardless of whether such indebtedness, obligations, and liabilities are direct, indirect, fixed contingent, joint, several or joint and several.

     "Operating Account" shall mean the non-interest bearing demand checking
      -----------------
account established by Borrower with Lender to be used for Borrower's operations.

     "PBGC" means the Pension Benefit Guaranty Corporation or any Governmental
      ----
Authority succeeding to any of its functions.

     "Person" shall mean any individual, corporation, partnership, joint
      ------
venture, association, joint stock company, trust, unincorporated organization, Governmental Authority, or any other form of entity.

     "Property" shall mean any interest in any kind of property or asset,
      --------
whether real, personal or mixed, or tangible or intangible.

     "Rate Election" has the meaning given it in Section 2.03(c).
      -------------

     "Regulation D" shall mean Regulation D issued by the Board of Governors of
      ------------
the Federal Reserve System as in effect from time to time.

     "Regulation U" shall mean Regulation U issued by the Board of Governors of
      ------------
the Federal Reserve System as in effect from time to time.

     "Regulation X" shall mean Regulation X issued by the Board of Governors of
      ------------
the Federal Reserve System as in effect from time to time.

     "Related Persons" shall mean Borrower, Guarantor and each of Borrower's
      ---------------
subsidiaries.

     "Reportable Event" shall mean (i) a reportable event described in Sections
      ----------------
4043(b)(5) or (6) of ERISA or the regulations promulgated thereunder, or (2) any other reportable event described in Section 4043(b) of ERISA or the regulations promulgated thereunder other than a reportable event not subject to the provision for 30-day notice to the PBGC pursuant to a waiver by the PBGC under
Section 4043(a) of ERISA.

     "Requirement of Law" as to any Person shall mean the charter and by-laws or
      ------------------
other organizational or governing documents of such Person, and any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other determination, direction or requirement (including, without limitation, any of the foregoing which relate to environmental standards or controls, energy regulations and occupational, safety and health standards or controls) of any arbitrator, court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

     "Reserve Percentage" means, on any day with respect to each particular
      ------------------
Eurodollar Portion, the maximum reserve requirement, as determined by Lender (including without limitation any basic, supplemental, marginal, emergency or similar reserves), expressed as a percentage and rounded to the next higher 0.01%, which would then apply to Lender under Regulation D with respect to "Eurocurrency liabilities" (as such term is defined in Regulation D) equal in amount to such Eurodollar Portion, were Lender to have any such "Eurocurrency liabilities". If such reserve requirement shall change after the date hereof, the Reserve Percentage shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each such change in such reserve requirement.

     "Security Agreement" shall mean the Security Agreement dated as of even
      ------------------
date herewith, between Borrower and Lender in the form attached hereto as Exhibit "D", as the same may from time to time be further supplemented, amended or restated.

     "Security Instrument" shall mean (i) the Security Agreement and (ii) such
      -------------------
other executed documents as are or may be necessary to grant to Lender a perfected first prior and continuing security interest in and to all the collateral described in Article III hereof, and any and all other agreements or instruments now or hereafter executed and delivered by Borrower in connection with, or as security for the payment or performance of, all or any of the Obligations, including Borrower's obligations under the Note and this Agreement, as such agreements may be amended, modified or supplemented from time to time.

     "Servicing Agreements" shall mean all agreements between Borrower and
      --------------------
Persons other than Borrower pursuant to which Borrower undertakes to service Mortgage Loans.

     "Servicing Records" shall mean all contracts and other documents, books,
      -----------------
records and other information (including without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained with respect to the Servicing Rights.

     "Servicing Rights" shall mean all of Borrower's right, title and interest
      ----------------
in and under the Servicing Agreements, including, without limitation, the rights of Borrower to income and reimbursement thereunder.

     "Settlement Account" shall mean the non-interest bearing demand checking
      ------------------
account established by Borrower with Lender to be used for (i) the deposit of proceeds from the sale of Mortgage Collateral; (ii) the payment of the Obligations; provided that (i) the Settlement Account shall be pledged to Lender, (ii) Borrower shall not be entitled to withdraw funds from the Settlement Account, (iii) as long as no Event of Default has occurred and is continuing, to the extent that the deposit of proceeds from the sale of Mortgage Collateral exceeds the Collateral Value of such Mortgage Collateral and any payments then due and owing under Section 2.07 of this Agreement, Lender shall transfer such excess amount to the Operating Account, and (iv) if at any time the aggregate amount of funds in the Settlement Account is insufficient to pay any and all payments due and owing under Section 2.07 (such amount being referred to as the "Deficiency"), Lender shall transfer an amount equal to the Deficiency from the Operating Account to the Settlement Account.

     "Submission List" shall mean a list in the form of Schedule I to the form
      ---------------
of Borrowing Request.

     "Subsidiary" shall mean, with respect to any Person, any corporation,
      ----------
association, partnership, joint venture, or other business or corporate entity, enterprise or organization which is directly or indirectly (through one or more intermediaries) controlled by or owned fifty percent or more by such Person.

     "Take-Out Commitment" shall mean a written master commitment of an Investor
      -------------------
to purchase Mortgage Collateral on terms satisfactory to Lender, in its sole discretion.

     "Termination Event" shall mean (1) the occurrence with respect to any ERISA
      -----------------
Plan of a Reportable Event, (2) the withdrawal of the Borrower or any ERISA Affiliate from a plan during a plan year in which it was a "substantial employer", as defined in Section 4001(a)(2) of ERISA, (3) the distribution to affected parties of a notice of intent to terminate any ERISA Plan or the treatment of any ERISA Plan amendment as a termination under Section 4041 of ERISA,
(4) the institution of proceedings to terminate any ERISA Plan by the PBGC under
Section 4042 of ERISA, or (5) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

     "Total Liabilities" of any Person shall mean, as of any date, all amounts
      -----------------
which would be included as liabilities on a balance sheet of such Person as of such date prepared in accordance with GAAP; provided however, that as to the Subordinated Debt only, the Total Liabilities of Borrower shall include fifty percent (50%) of the aggregate principal amount outstanding as of such date of the Subordinated Debt rather than the entire Subordinated Debt.

     "UCC" shall mean the Texas Uniform Commercial Code, as the same may
      ---
hereafter be amended.

     "Warehouse Period" means a period of one hundred twenty (120) days.
      ----------------

     Section 1.02 Other Definitional Provisions.
                  -----------------------------

     (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the above-defined meanings when used in this Note or any other Loan Document, certificate, report or other document made or delivered pursuant hereto.

     (b) Each term defined in the singular form in Section 1.01 shall mean the plural thereof when the plural form of such term is used in this Agreement, the Note or any other Loan Document, certificate, report or other document made or delivered pursuant hereto, and each term defined in the plural form in Section
1.01 shall mean the singular thereof when the singular form of such term is used herein or therein.

     (c) The words "hereof," "herein," "hereunder" and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references herein are references to sections, subsections, schedules and exhibits to this Agreement unless otherwise specified.

     (d) Unless the context otherwise requires or unless otherwise provided herein the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or document, provided that nothing contained in this section shall be construed to authorize any such renewal, extension, modification, amendment or restatement.

     (e) As used herein, in the Note or in any other Loan Document, certificate, report or other document made or delivered pursuant hereto, accounting terms relating to any Person and not specifically defined in this Agreement or therein shall have the respective meanings given to them under GAAP.

     Section 1.03 Exhibits and Schedules. All Exhibits and Schedules attached to
                  ----------------------
this Agreement are a part hereof for all purposes.

     Section 1.04 Calculations and Determinations. All calculations under the
                  -------------------------------
Loan Documents of interest and of fees shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 360 days. Each determination by Lender of amounts to be paid under Sections 2.08 through 2.12 or any other matters which are to be determined hereunder by Lender (such as any Eurodollar Rate, Adjusted Eurodollar Rate, Business Day, Interest Period, or Reserve Percentage) shall, in the absence of manifest error, be conclusive and binding. Unless otherwise expressly provided herein or unless Lender otherwise consents all financial statements and reports furnished to Lender hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP.

                                   ARTICLE II
                                   ------- --

                           AMOUNT OF TERMS OF CREDITS
                           ------ -- ----------------

     Section 2.01 Commitment and Advances. Subject to the terms and conditions
                  -----------------------
contained in this Agreement, Lender agrees to make Advances to Borrower on a revolving credit basis from time to time on any Business Day from the date of this Agreement through the Drawdown Termination Date. Each Borrowing under this
Section 2.01 shall be in an aggregate amount of not less than $100,000. The aggregate principal amount of all Advances at any time outstanding shall not exceed the lesser of (i) the aggregate Collateral Value of all Mortgage Collateral or (ii) the amount of the Commitment.

     Section 2.02 Promissory Note. The Advances made by Lender pursuant to this
                  ---------------
Article II shall be evidenced by the Note. The Note shall be payable and bear interest as set forth therein.

     Section 2.03 Notice and Manner of Obtaining Borrowings.
                  -----------------------------------------

     (a)   Borrowings Generally. Borrower shall give Lender notice of each
           --------------------
request for a Borrowing pursuant to a Borrowing Request in accordance with the provisions of Section 4.03 hereof. After Lender's receipt of such request and upon fulfillment of the applicable conditions set forth in Article IV, Lender will make the Advance requested by crediting the Funding Account with a like amount of immediately available funds.

     (b) Special Borrowings. Borrower may from time to time request that
         ------------------
certain Borrowings be funded prior to the delivery to Lender of the corresponding items of Mortgage Collateral described in Section 3.02 (individually a "Special Borrowing"; collectively "Special Borrowings"). Lender agrees to make Advances in respect of Special Borrowings in accordance with
Section 2.03(a) subject to the terms and conditions of this Agreement, including, without limitation, the following terms and conditions:

               (i) No Special Borrowing shall be made if, after the making of such Special Borrowing, the aggregate principal amount of all Special Borrowings outstanding, with respect to which the items of Mortgage Collateral described in Section 3.02 have not yet been delivered to Lender, would exceed twenty percent (20%) of the Commitment;

               (ii) Borrower shall grant to Lender, from the Borrowing Date of each Special Borrowing, a perfected, first priority security interest in the Mortgage Notes identified in the Borrowing Request delivered to Lender in connection with such Special Borrowing;

               (iii) Borrower shall deliver to Lender, not later than seven (7) Business Days after the Borrowing Date of each Special Borrowing, the Mortgage Notes, and the items corresponding to such Mortgage Notes as described in Section 3.02, with respect to such Special Borrowing; and

               (iv) The Borrowing Request delivered by Borrower to Lender pursuant to which Borrower requests a Special Borrowing, shall describe the Mortgage Note or Mortgage Notes to be delivered to Lender in connection therewith by date, original principal amount, maker, payee, interest rate and maturity and Borrower shall deliver to Lender with such Borrowing Request any other documents relating to the Special Borrowing requested thereby as Lender may reasonably request.

     (c) Rate Elections. Borrower may from time to time designate all or any
         --------------
portion of the Loan (including any yet to be made Advances which are to be made prior to or at the beginning of the designated Interest Period but excluding any portion of the Loan which is required to be repaid prior to the end of the designated Interest Period) as a Eurodollar Portion; provided that without the consent of Lender Borrower may make no such election during the continuance of a Default and that Borrower may make such an election with respect to an already existing Eurodollar Portion only if such election will take effect at or after the termination of the Interest Period applicable to such already existing Eurodollar Portion. Each election by Borrower of a Eurodollar Portion shall:

               (i) Be made in writing in the form and substance of the "Rate Election" attached hereto as Exhibit "G", duly completed;

               (ii) Specify the amount of the Loan which Borrower desires to designate as a Eurodollar Portion, the first day of the Interest Period which is to apply thereto, and the length of such Interest Period; and

               (iii) Be received by Lender not later than 10:00 a.m., Dallas, Texas time, on the third Business Day preceding the first day of the specified Interest Period.

Each election which meets the requirements of this section (herein called a "Rate Election") shall be irrevocable. Borrower may make no Rate Election which does not specify an Interest Period complying with the definition of "Interest Period" in Section 1.01 and the amount of the Eurodollar Portion elected in any Rate Election must be an integral multiple of $50,000. Upon the termination of each Interest Period the portion of the Loan theretofore constituting the related Eurodollar Portion shall, unless the subject of a new Rate Election then taking effect, automatically become a part of the Base Rate Portion and become subject to all provisions of the Loan Documents governing the Base Rate Portion. Borrower shall have no more than seven (7) Eurodollar Portions in effect at any time.

     Section 2.04 Fees. In consideration of Lender's commitment to make
                  ----
Advances, Borrower will pay to Lender of the following fees:

     (a) A commitment fee determined on a daily basis by applying a rate of one-fourth of one percent (0.25%) per annum on the Commitment on each day from the date of the initial Advance until the Drawdown Termination Date. This commitment fee shall be due and payable quarterly in advance beginning on the date of the initial Advance and thereafter on the last day of each Fiscal Quarter;

     (b) During each Fiscal Quarter in which the average amount of the Loan does not exceed forty percent (40%) of the amount of the Commitment, a non-use fee determined on a quarterly basis by applying a rate of one-eighth of one percent (0.125%) per annum on an amount equal to the Commitment minus the average daily amount of the Loan during such Fiscal Quarter, from the date of the initial Advance until the Drawdown Termination Date. The unused portion of the Commitment shall be determined for each such day by deducting from the amount of the Commitment at the end of such day the amount of the Loan at the end of such day. This non-use fee shall be due and payable quarterly in arrears on (i) the last day of each Fiscal Quarter for which such fee is due, beginning September 30, 1996, and (ii) the Drawdown Termination Date; and

     (c) A collateral handling fee in the amount of $10.00 for each Mortgage Note delivered to Lender pursuant to Section 3.02. This collateral handling fee shall be payable on the first Base Rate Payment Date following the date of delivery of such Mortgage Note to Lender.

     Section 2.05 Mandatory Repayments.
                  --------------------

     (a) If at any time the Loan exceeds the aggregate Collateral Value of all Mortgage Collateral, Borrower shall repay the amount of such excess within three
(3) Business Days after written notice thereof from Lender.

     (b) All payments of principal on the Mortgage Notes that are part of the Mortgage Collateral shall be delivered to Lender and applied to the prepayment of the Loan.

     Section 2.06 Business Days. If the date for any payment hereunder falls on
                  -------------
a day which is not a Business Day, then for all purposes of the Note and this Agreement the same shall be deemed to have fallen on the next following Business Day, and such extension of time shall in such case be included in the computation of payments of fees and interest.

     Section 2.07 Payment Procedure. All payments of interest on the Note, all
                  -----------------
payments of principal, including any principal payment made with proceeds of Mortgage Collateral, and fees hereunder shall be made directly to Lender in federal or other immediately available funds before 1:00 pm (Dallas, Texas time) on the respective dates when due via wire transfer to the Settlement Account. All payments received by Lender shall be applied first to all costs, expenses,
                                                 -----
fees and reasonable attorneys' fees incurred by, and custodian or other fees due to, Lender arising out of or in connection with this Agreement, the Note or the other Loan Documents, including without limitation, all costs, expenses, fees and reasonable attorneys' fees arising out of or in connection with the negotiation, preparation and enforcement of such documents; second, to the
                                                            ------
payment of interest then due and payable under the Note; and last to the
                                                             ----
principal of the Note. Lender shall promptly notify Borrower of the application of any payment to anything other than the principal of or interest on the Note.

     Section 2.08 Capital Reimbursement. If either (a) the introduction or
                  ---------------------
implementation of or the compliance with or any change in or in the interpretation of any law, rule or regulation, or (b) the introduction or implementation of or the compliance with any request, directive or guideline from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by Lender or any corporation controlling Lender, then, upon demand by Lender, Borrower will pay to Lender, from time to time as specified by Lender, such additional amount or amounts which Lender shall determine to be appropriate to compensate Lender or any corporation controlling Lender in light of such circumstances, to the extent that Lender reasonably determines that the amount of any such capital would be increased or the rate of return on any such capital would be reduced by or in whole or in part based on the face amount of Lender's Loan or commitments under this Agreement.

     Section 2.09 Increased Cost of Eurodollar Portions. If any applicable
                  -------------------------------------
domestic or foreign law, treaty, rule or regulation (whether now in effect or hereinafter enacted or promulgated, including

Regulation D) or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law):

     (a) shall change the basis of taxation of payments to Lender of any principal, interest, or other amounts attributable to any Eurodollar Portion or otherwise due under this Agreement in respect of any Eurodollar Portion (other than taxes imposed on the overall net income of Lender or any lending office of Lender by any jurisdiction in which Lender or any such lending office is located); or

     (b) shall change, impose, modify, apply or deem applicable any reserve, special deposit or similar requirements in respect of any Eurodollar Portion (excluding those for which Lender is fully compensated pursuant to adjustments made in the definition of Adjusted Eurodollar Rate) or against assets of, deposits with or for the account of, or credit extended by, Lender; or

     (c) shall impose on Lender or the interbank eurocurrency deposit market any other condition affecting any Eurodollar Portion, the result of which is to increase the cost to Lender of funding or maintaining any Eurodollar Portion or to reduce the amount of any sum receivable by Lender in respect of any Eurodollar Portion by an amount deemed by Lender to be material, then Lender shall promptly notify Borrower in writing of the happening of such event and of the amount required to compensate Lender for such event (on an after-tax basis, taking into account any taxes on such compensation), whereupon (i) Borrower shall pay such amount to Lender and (ii) Borrower may elect, by giving to Lender not less than three Business Days' notice, to convert all (but not less than all) of any such Eurodollar Portion into a part of the Base Rate Portion.

     Section 2.10 Availability. If (a) any change in applicable laws, treaties,
                  ------------
rules or regulations or in the interpretation or administration thereof of or in any jurisdiction whatsoever, domestic or foreign, shall make it unlawful or impracticable for Lender to fund or maintain Eurodollar Portions, or shall materially restrict the authority of Lender to purchase or take offshore deposits of dollars (i.e., "eurodollars"), or (b) Lender determines that matching deposits appropriate to fund or maintain any Eurodollar Portion are not available to it, or (c) Lender determines that the formula for calculating the Adjusted Eurodollar Rate does not fairly reflect the cost to Lender of making or maintaining loans based on such rate, then Borrower's right to elect Eurodollar Portions shall be suspended to the extent and for the duration of such illegality, impracticability or restriction and all Eurodollar Portions (or portions thereof) which are then outstanding or are then the subject of any Rate Election and which cannot lawfully or practicably be maintained or funded shall immediately become or remain part of the Base Rate Portion. Borrower agrees to indemnify Lender and hold it harmless against all costs, expenses, claims, penalties, liabilities and damages which may result from any such change in law, treaty, rule, regulation, interpretation or administration. Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity.

     Section 2.11 Funding Losses. In addition to its other obligations
                  --------------
hereunder, Borrower will indemnify Lender against, and reimburse Lender on demand for any loss, expense or charge incurred or sustained by Lender (including any loss, expense or charge incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Lender to fund or maintain Eurodollar Portions or Advances), as a result of (a) any payment or prepayment (whether by Borrower's action or inaction authorized or required hereunder or otherwise) of all or a portion of a Eurodollar Portion on a day other than the day on which the applicable Interest Period ends, (b) any payment or prepayment, whether required hereunder or otherwise, of the Loan made after the delivery, but before the effective date, of a Rate Election, if such payment or prepayment prevents such Rate Election from becoming fully effective, (c) the failure of any Advance to be made or of any Rate Election to become effective due to any condition precedent not being satisfied or due to any other action or inaction of Borrower, or (d) any conversion (whether authorized or required hereunder or otherwise) of all or any portion of any Eurodollar Portion into the Base Rate Portion or into a different Eurodollar Portion on a day other than the day on which the applicable Interest Period ends. Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity.

     Section 2.12 Reimbursable Taxes. Borrower covenants and agrees that:
                  ------------------

     (a) Borrower will indemnify Lender against and reimburse Lender for all present and future income, stamp and other taxes, levies, costs and charges whatsoever imposed, assessed, levied or collected on or in respect of this Agreement or any Eurodollar Portions (whether or not legally or correctly imposed, assessed, levied or collected), excluding, however, any taxes imposed on or measured by the overall net income of Lender or any lending office of Lender by any jurisdiction in which Lender or any such lending office is located (all such non-excluded taxes, levies, costs and charges being collectively called "Reimbursable Taxes" in this section). Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity.

     (b) All payments on account of the principal of, and interest on, the Loan and the Note, and all other amounts payable by Borrower to Lender hereunder, shall be made in full without set-off or counterclaim and shall be made free and clear of and without deductions or withholdings of any nature by reason of any Reimbursable Taxes, all of which will be for the account of Borrower. In the event of Borrower being compelled by law or other regulations to make any such deduction or withholding from any payment to Lender, Borrower shall pay on the due date of such payment, by way of additional interest, such additional amounts as are needed to cause the amount receivable by Lender after such deduction or withholding to equal the amount which would have been receivable in the absence of such deduction or withholding. If Borrower should make any deduction or withholding as aforesaid, Borrower shall within 60 days thereafter forward to Lender an official receipt or other official document evidencing payment of such deduction or withholding.

     (c) If Borrower is ever required to pay any Reimbursable Tax with respect to any Eurodollar Portion Borrower may elect, by giving to Lender not less than three Business Days' notice, to convert all (but not less than all) of any such Eurodollar Portion into a part of the Base Rate Portion, but such election shall not diminish Borrower's obligation to pay all Reimbursable Taxes.

     Section 2.13 Notice of Certain Events: Change of Applicable Lending Office.
                  -------------------------------------------------------------
Lender agrees to provide written notice to Borrower of the occurrence of any event (a "Triggering Event") described in Sections 2.08, 2.09, 2.10, 2.11 or 2.12, which would give rise to any costs, expenses, claims, penalties, liabilities, damages or Reimbursable Taxes, within sixty (60) days of the date Lender first learns of the occurrence of such Triggering Event (the "Trigger Date"). If Lender fails to provide written notice to Borrower of a Triggering Event in accordance with the immediately preceding sentence, Borrower shall be liable for only those costs, expenses, claims; penalties, liabilities, damages or Reimbursable Taxes which arose during the period beginning 120 days prior to the Trigger Date and ending on the Trigger Date.

                                  ARTICLE III
                                  ------- ---

                                   COLLATERAL
                                   ----------

     Section 3.01 Collateral. To secure the payment of the Obligations and the
                  ----------
performance by Borrower of its obligations hereunder and under the other Loan Documents, Borrower (a) shall grant (and does hereby grant) to Lender a first prior security interest in and to the Collateral, including but not limited to the Mortgage Collateral and all Take-Out Commitments relating thereto, and
(b) shall execute all documents and instruments, and perform all other acts reasonably deemed necessary by Lender, to perfect the security interest of Lender in and to such Collateral.

     Section 3.02 Borrowing Request: Delivery of Mortgage Collateral to Lender.
                  ------------------------------------------------------------
Each Borrowing Request shall be delivered to Lender together with a Submission List and the following items with respect to any Mortgage Notes thereby offered as security:

     (a) the original of each Mortgage Note, endorsed in blank (with restriction or limitation);

     (b) a certified copy of the Mortgage which secures each Mortgage Note;

     (c) an original executed Mortgage Assignment in blank for each Mortgage Note and the Mortgage securing such Mortgage Note, in recordable form, and otherwise in form satisfactory to Lender; and

     (d) a copy of or the original executed Take-Out Commitment relating to such Mortgage Note, acceptable to Lender (unless previously delivered to Lender).

Borrower shall hold in trust for Lender, with respect to each Mortgage Note, a mortgagee policy of title insurance (or binding unexpired commitment to issue such insurance if the policy has not yet been delivered to Borrower) insuring Borrower's perfected, first or second priority Lien created by the Mortgage securing such Mortgage Note, the original insurance policies referred to in
Section 6.06 hereof which relate to such Mortgage Note, and all other original documents (including any undelivered Take-out Commitment), executed in connection with such Mortgage Note and not delivered to Lender, and shall specifically identify such items in the Borrowing Request and upon the request of Lender shall immediately deliver to Lender such items. Lender in its reasonable discretion may reject as unsatisfactory any items so delivered.

     Section 3.03 Power of Attorney. Borrower hereby irrevocably appoints Lender
                  -----------------
its attorney in fact, with full power of substitution, for and on behalf and in the name of Borrower, which power of attorney shall become effective upon the occurrence and remain effective during the continuance of an Event of Default, to (i) endorse and deliver to any Person any check, instrument or other paper coming into Lender's possession and representing payment made in respect of any Mortgage Note delivered to and held by Lender hereunder as Mortgage Collateral or in respect of any other collateral or Take-Out Commitment; (ii) prepare, complete, execute, deliver and record any assignment to Lender or to any other Person of any Mortgage relating to any Mortgage Note delivered to and held by Lender hereunder as Mortgage Collateral; (iii) endorse and deliver any Mortgage Note delivered to and held by Lender hereunder as Mortgage Collateral and do every other thing necessary or desirable to effect transfer of all or any part of the Mortgage Collateral to Lender or to any other Person; (iv) take all necessary and appropriate action with respect to all Obligations and the Mortgage Collateral to be delivered to Lender or held by Borrower in trust for Lender; (v) commence, prosecute, settle, discontinue, defend, or otherwise dispose of any claim relating to any Take-Out Commitment or any part of the Mortgage Collateral; and (vi) sign Borrower's name wherever appropriate to effect the enforcement of Lender's rights and remedies set forth in this Agreement relating to the Obligations and/or the Mortgage Collateral. This section shall be liberally, not restrictively, construed so as to give the greatest latitude to Lender's power, as Borrower's attorney-in-fact, to collect, sell, and deliver any of the Mortgage Collateral and all other documents relating thereto. The powers and authorities herein conferred on Lender may be exercised by Lender through any Person who, at the time of the execution of a particular instrument, is an authorized officer of Lender. The power of attorney conferred by this Section 3.03 is granted for a valuable consideration and is coupled with an interest and irrevocable so long as the Obligations, or any part thereof, shall remain unpaid or the Commitment is outstanding. All Persons dealing with Lender, or any officer thereof acting pursuant hereto shall be fully protected in treating the powers and authorities conferred by this
Section 3.03 as existing and continuing in full force and effect until advised by Lender that the Obligations have been fully and finally paid and satisfied and the Commitment has been terminated.

     Section 3.04 Redemption of Mortgage Collateral.
                  ---------------------------------

     (a) Generally. So long as no Default or Event of Default shall be in
         ---------
existence, Borrower may obtain the release of the security interest in favor of Lender in all or any part of the Mortgage Collateral at any time, and from time to time, by paying to Lender, as a repayment hereunder, the Collateral Value of the Mortgage Collateral to be so released (such Collateral Value being determined as of the date of such release).

     (b) Redemption Pursuant to Sale. Mortgage Collateral may be sold pursuant
         ---------------------------
to a Take-Out Commitment so long as no Default or Event of Default shall be in existence.

     (c) Continuation of Lien. The security interest in favor of Lender in all
         --------------------
Mortgage Collateral transmitted pursuant to Subsection 3.04(b) shall continue in effect until such time as Lender shall have received payment in full of an amount equal to the Collateral Value of such Mortgage Collateral (such Collateral Value being determined as of the date of such redemption) .

     (d) Application of Proceeds: No Duty. Subject to the next sentence of this
         --------------------------------
Subsection 3.04(d), Lender shall not be under any duty at any time to credit Borrower for any amounts due from any Investor in respect of any purchase of any Mortgage Collateral contemplated under Subsection 3.04(b) above, until Lender has actually received immediately available funds. Any funds so received will be treated as payments under and processed and applied in accordance with Section
2.07. Lender shall not be under any duty at any time to collect any amounts or otherwise enforce any obligations due from an Investor in respect of any such purchase.

     (e) Mandatory Redemption of Mortgage Collateral . In the event that the
         -------------------------------------------
Collateral Value of the Mortgage Collateral designated by Lender, as determined on the date in question, is less than the Collateral Value of such Mortgage Collateral as determined on the date that such Mortgage Collateral was first delivered to Lender or Lender reasonably shall deem impaired its ability to satisfy the Obligations by recourse to such Mortgage Collateral, Borrower shall, within two (2) Business Days after the reasonable written request of Lender at any time during the term hereof either:

               (i) pay to Lender in immediately available funds the Collateral Value of any Mortgage Collateral designated by Lender (such Collateral Value being determined as of the date of such redemption), or

               (ii) deliver to Lender other Mortgage Collateral in substitution for such designated Mortgage Collateral, the Collateral Value of which substituted Mortgage Collateral (determined at the time of substitution) is equal to or greater than the Collateral Value of the Mortgage Collateral being replaced (determined as of the date such Mortgage Collateral was first delivered to Lender hereunder).

     Section 3.05 Release of Mortgage Collateral. So long as no Default or
                  ------------------------------
Event of Default shall be in existence, Borrower may obtain the release of the security interest in favor of Lender in Mortgage Notes constituting all or any part of the Mortgage Collateral at any time, and from time to time, provided
                                                                    --------
that the aggregate Collateral Value of the Mortgage Collateral (after giving effect to the contemplated release) is greater than or equal to the Loan. Upon receipt of a properly executed Collateral Release Request and provided that the other conditions hereof are satisfied, Lender shall (i) hold as custodian for Borrower the Mortgage Notes with respect to which Borrower has requested that Lender release its Lien (together with any other documents in the possession of Lender which relate thereto that do not also relate to any Mortgage Notes then held by Lender as Mortgage Collateral) and (ii) deliver same to such Person and for such purpose, including Lender for delivery as Mortgage Collateral hereunder, as Borrower may direct in writing within a reasonable time after receipt of such written delivery instructions; provided, that (a) Lender shall
                                               --------
not be required to hold any Mortgage Note or any document related thereto for the benefit of any Person other than Borrower under the provisions of this
Section 3.05, (b) the only duty that Lender shall have with respect to any Mortgage Note or any document related thereto held by Lender pursuant to this
Section 3.05 shall be to exercise the same diligence in the care thereof which Lender exercises in the care of its own property, (c) Lender shall be fully protected in relying on any delivery instructions from Borrower in which Borrower purports to be entitled to direct delivery of the items identified therein, and (d) Borrower shall reimburse Lender for all expenses incurred in connection with the delivery of any item held by it under this Section 3.05. Without in any way limiting the proviso set forth in the preceding sentence, Lender shall have no duty to collect any amount which may be due on or in respect of any Mortgage Note held by it pursuant to this Section 3.05, to notify Borrower of any amount which may be due in connection therewith, nor to take any other action with respect thereto except to deliver such Mortgage Note and such other documents in Lender's possession to such Person as Borrower may direct.


                                   ARTICLE IV
                                   ----------

                              CONDITIONS PRECEDENT
                              --------------------

     The obligation of Lender to make Advances hereunder is subject to fulfillment of the conditions precedent stated in this Article IV.

     Section 4.01 Initial Borrowing. The obligation of Lender to make its
                  -----------------
initial Advance hereunder shall be subject to, in addition to the conditions precedent specified in Sections 4.02 and 4.03 hereof, delivery to Lender of the following (each of the following documents being duly executed and delivered and in form and substance satisfactory to Lender, and, with the exception of the Note, each in a sufficient number of originals that Lender and its counsel may both have an executed original of each document):

     (a) an executed counterpart of this Agreement and of all instruments, certificates and opinions referred to in this Article IV not theretofore delivered (except the Borrowing Request which is to be delivered at the time provided in Subsection 4.03(a) hereof);

     (b)  the Note;

     (c)  the Security Agreement;

     (d)  the Guaranty;

     (e) a certificate of the Secretary or Assistant Secretary of each of Borrower and Guarantor setting forth (i) resolutions of its board of directors authorizing the execution, delivery, and performance of the Loan Documents to which it is a party and identifying the officers authorized to sign such instruments, and (ii) specimen signatures of the officers so authorized;

     (f) a copy, certified as true by the Secretary or Assistant Secretary of each of Borrower and Guarantor, of the articles or certificate of incorporation and the bylaws of each of Borrower and Guarantor respectively, together with any and all amendments thereto;

     (g) a favorable written opinion from Borrower and Guarantor's legal counsel as to such matters incident to the transactions herein contemplated as Lender may reasonably request;

     (h) a certificate of the existence and good standing for each of Borrower and Guarantor in its State of incorporation dated no earlier than July 1, 1996; and

     (i) such other documents as Lender may reasonably request at any time at or prior to the Borrowing Date of the initial Borrowing hereunder.

     Section 4.02 Initial Capital Contribution. The obligation of Lender to make
                  ----------------------------
its initial Advance hereunder shall be subject to the making by Guarantor of a capital contribution to Borrower in cash in the amount of $2,450,000.

     Section 4.03 All Borrowings. The obligation of Lender to make any Advance
                  --------------
to fund any Borrowing pursuant to this Agreement is subject to the following further conditions precedent:

     (a) prior to 11:00 a.m. (Dallas, Texas time) on the Borrowing Date, Borrower shall deliver to Lender Borrowing Request executed by Borrower and accompanied by the items required by Section 3.02 hereof;
                                     ------------

     (b) all Property in which Borrower has granted a Lien to Lender shall have been physically delivered to the possession of Lender or a bailee acceptable to Lender to the extent that such possession is necessary or appropriate for the purpose of perfecting the Lien of Lender in such collateral;

     (c) the representations and warranties of each Related Person contained in this Agreement or any Security Instrument (other than those representations and warranties which are by their terms limited to the date of the agreement in which they are initially made) shall be true and correct in all material respects on and as of the date of such Advance;

     (d) no Default or Event of Default shall have occurred and be continuing and no change or event which constitutes a Material Adverse Effect shall have occurred as of the date of such Advance;

     (e) the Funding Account, the Settlement Account and the Operating Account shall be established and in existence;

     (f) the making of such Advance shall not be prohibited by any Governmental Requirement; and

     (g) the delivery to Lender of such other documents and opinions of counsel, including such documents as may be necessary or desirable to perfect or maintain the priority of any Lien granted or intended to be granted hereunder or otherwise and including favorable written opinions of counsel with respect thereto, as Lender may reasonably request.

Delivery to Lender of a Borrowing Request shall be deemed to constitute a representation and warranty by Borrower on the date thereof and on the Borrowing Date, if any, set forth therein as to the facts specified in Subsections (c) and
(d) of this Section 4.03.

                                   ARTICLE V
                                   ------- -

                    BORROWER REPRESENTATIONS AND WARRANTIES
                    -------- ------------------- ----------

     Each of Borrower and Guarantor represents and warrants as follows:

     Section 5.01 Organization and Good Standing. Each Related Person (a) is a
                  ------------------------------
corporation duly incorporated and existing in good standing under the laws of the jurisdiction of its incorporation, (b) is duly qualified as a foreign corporation and in good standing in all jurisdictions in which its failure to be so qualified could have a Material Adverse Effect, (c) has the corporate power and authority to own its properties and assets and to transact the business in which it is engaged and is or will be qualified in those states wherein it proposes to transact business in the future and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, have a Material Adverse Effect.

     Section 5.02 Authorization and Power. Each Related Person has the corporate
                  -----------------------
power and requisite authority to execute, deliver and perform the Loan Documents to which it is a party; each Related Person is duly authorized to and has taken all corporate action necessary to authorize it to, execute, deliver and perform the Loan Documents to which it is a party and is and will continue to be duly authorized to perform such Loan Documents.

     Section 5.03 No Conflicts or Consents. Neither the execution and delivery
                  ------------------------
by any Related Person of the Loan Documents to which it is a party, nor the consummation of any of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or with the terms and provisions thereof, will (a) materially contravene or conflict with any Requirement of Law to which any Related Person is subject, or any indenture, mortgage, deed of trust, or other agreement or instrument to which any Related Person is a party or by which any Related Person may be bound, or to which the Property of any Related Person may be subject, or (b) result in the creation or imposition of any Lien, other than the Lien of the Security Agreement, on the Property of any Related Person. All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, from any Governmental Authority that are necessary in connection with the transactions contemplated by the Loan Documents have been obtained.

     Section 5.04 Enforceable Obligations. This Agreement, the Note and the
                  -----------------------
other Loan Documents to which any Related Person is a party are the legal, valid and binding obligations of such Related Person, enforceable in accordance with their respective terms, except as limited by Debtor Laws.

     Section 5.05 Priority of Liens. Upon delivery to Lender of each Borrowing
                  -----------------
Request, Lender shall have valid, enforceable, perfected, first priority Liens and security interests in each Mortgage Note identified therein, except to the extent that the requirements for perfection have not been completed with respect to Special Borrowings under Section 2.03(b) hereof.

     Section 5.06 No Liens. Borrower has good and indefeasible title to the
                  --------
Mortgage Collateral free and clear of all Liens and other adverse claims of any nature, other than Liens in the Mortgage Collateral in favor of Lender.

     Section 5.07 Financial Condition of Borrower and Guarantor. Each of
                  ---------------------- ----------------------
Borrower and Guarantor has delivered to Lender copies of their annual audited balance sheet as of April 2, 1996, in the case of Borrower, and as of December 31, 1995 in the case of Guarantor, and the related statements of income, stockholders' equity and cash flows for the period ended such date; such financial statements fairly present the financial condition of each of Borrower and Guarantor, respectively as of such date and the results of operations of Borrower for the period ended on such date and have been prepared in accordance with GAAP, subject to normal year-end adjustments; as of the date thereof, there were no obligations, liabilities or Indebtedness (including material contingent and indirect liabilities and obligations or unusual forward or long-term commitments) of Borrower which are not reflected in such financial statements and no change which constitutes a Material Adverse Effect has occurred in the financial condition or business of (i) Borrower since June 30, 1996 and (ii) Guarantor since June 6, 1996. Borrower has also delivered to Lender management reports for the months ended June 30, 1996; such reports fairly and accurately present Borrower's commitment position, pipeline position, servicing and production as of the end of such months and for the fiscal year to date for the periods ending on such dates. Guarantor has also delivered to Lender its unaudited quarterly balance sheet for the period ending June 5, 1996; such report fairly and accurately presents Guarantor's financial condition for the fiscal period ending on such date.

     Section 5.08 Full Disclosure. There is no material fact that Borrower or
                  ---------------
Guarantor has not disclosed to Lender which could adversely affect the properties, business, prospects or condition (financial or otherwise) of the Related Persons, or could adversely affect the Mortgage Collateral or the Servicing Rights. To the best knowledge of each of Borrower and Guarantor, neither the financial statements referred to in Section 5.07 hereof, nor any Borrowing Request, officer's certificate or statement delivered by any Related Person to Lender in connection with this Agreement, contains any untrue statement of material fact.

     Section 5.09 No Default. No Related Person is in default under any loan
                  ----------
agreement, mortgage, security agreement or other material agreement or obligation to which it is a party or by which any of its Property is bound.

     Section 5.10 No Litigation. There are no material actions, suits or legal,
                  -------------
equitable, arbitration or administrative proceedings pending, or to the knowledge of Borrower or Guarantor threatened, against any Related Person the adverse determination of which could constitute a Material Adverse Effect.

     Section 5.11 Taxes. All tax returns required to be filed by each Related
                  -----
Person in any jurisdiction have been filed and all taxes, assessments, fees and other governmental charges upon each Related Person or upon any of its properties, income or franchises have been paid prior to the time that such taxes could give rise to a Lien thereon, unless protested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been established on the books of such Related Person. No Related Person has any knowledge of any proposed tax assessment against any Related Person.

     Section 5.12 Principal Office, etc. The principal office, chief executive
                  ---------------------
office and principal place of business of each Related Person is at the address set forth in Section 10.01.

     Section 5.13 Compliance with ERISA. No Related Person nor any ERISA
                  ---------------------
Affiliate of any Related Person currently maintains, contributes to, is required to contribute to or has any liability, whether absolute or contingent, with respect to an ERISA Plan. With respect to all other employee benefit plans maintained or contributed to by each Related Person, each Related Person is in material compliance with ERISA.

     Section 5.14 Subsidiaries. No Related Person presently has any Subsidiary
                  ------------
or owns any stock in any other corporation or association except those listed in Exhibit "H". As of the date hereof, each Related Person owns, directly or indirectly, the equity interest in each of its Subsidiaries which is indicated in Exhibit "H".

     Section 5.15 Indebtedness. Borrower has no indebtedness outstanding other
                  ------------
than the Indebtedness permitted by Section 7.02.

     Section 5.16 Permits, Patents, Trademarks, etc.
                  ---------------------------------

     (a) Each Related Person has all permits and licenses necessary for the operation of its business.

     (b) Each Related Person owns or possesses (or is licensed or otherwise has the necessary right to use) all patents, trademarks, service marks, trade names and copyrights, technology, know-how and processes, and all rights with respect to the foregoing, which are necessary for the operation of its business, without any known material conflict with the rights of others. The consummation of the transactions contemplated hereby will not alter or impair in any material respect any of such rights of each Related Person.

     Section 5.17 Status Under Certain Federal Statutes. No Related Person is
                  -------------------------------------
(a) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, (b) a "public utility", as such term is defined in the Federal Power Act, as amended, (c) an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1949, as amended or (d) a "rail carrier", or a "person controlled by or affiliated with a rail carrier", within the meaning of Title 49, U.S.C., and no Related Person is a "carrier" to which 49 U.S.C. (S)11301(b)(1) is applicable.

     Section 5.18 Securities Act. No Related Person has issued any unregistered
                  --------------
securities in violation of the registration requirements of the Securities Act of 1933, as amended, or of any other Requirement of Law, and is not violating any rule, regulation, or requirement under the Securities

Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended. No Related Person is required to qualify an indenture under the Trust Indenture Act of 1939, as amended, in connection with its execution and delivery of the Notes.

     Section 5.19 Pollution Control. Each Related Person is in compliance with,
                  -----------------
and to the best of each Related Person's knowledge after due inquiry, each Related Person has, at all times since its incorporation, been in compliance with, all Requirements of Law relating to pollution control (a) in the United States and the State of Texas and (b) in each other jurisdiction where it is presently doing business.

     Section 5.20 No Approvals Required. Other than consents and approvals
                  ---------------------
previously obtained and actions previously taken, neither the execution and delivery of this Agreement, the Note and the other Loan Documents to which any Related Person is a party, nor the consummation of any of the transactions contemplated hereby or thereby requires the consent or approval of, the giving of notice to, or the registration, recording or filing by any Related Person of any document with, or the taking of any other action in respect of, any Governmental Authority which has jurisdiction over each Related Person or any of its Property, except for (a) the filing of the Mortgages, Uniform Commercial Code financing statements and other similar filings to perfect the interest of Lender in the Collateral, and (b) such other consents, approvals, notices, registrations, filings or action as may be required in the ordinary course of business of the Related Persons in connection with the performance of the obligations of the Related Persons hereunder.

     Section 5.21 Survival of Representations. All representations and
                  ---------------------------
warranties by each of Borrower and Guarantor herein shall survive delivery of the Note and the making of the Advances, and any investigation at any time made by or on behalf of Lender shall not diminish the right of Lender to rely thereon.

     Section 5.22 Individual Mortgage Loans. Borrower hereby represents with
                  -------------------------
respect to each Mortgage Note and Mortgage Loan that is part of the Collateral:

     (a) The terms of each Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments delivered to Lender and no provision of any Mortgage or Mortgage Note has been "whited out" or erased unless such modification has been initialed by each of the parties to the related Mortgage Loan. No instrument of waiver, alteration or modification has been executed, and no obligor on a Mortgage Note has been released, in whole or in part, except in connection with an assumption agreement, a copy of which assumption agreement has been delivered to Lender;

     (b) No Mortgage Note or Mortgage is subject to any set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of any Mortgage Note or Mortgage, or the exercise of any right thereunder, render such Mortgage Note or Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and to the best knowledge of Borrower no such right of rescission, set-off, counterclaim or defense has been asserted in any proceeding or was asserted in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;

     (c) Any and all Requirements of Law applicable to each Mortgage Loan have been complied with including, without limitation, all consumer laws, usury, truth-in-lending, consumer credit protection, equal credit opportunity or disclosure laws applicable to each Mortgage Loan;

     (d) No Mortgage has been satisfied, cancelled, subordinated or rescinded, in whole or in part. Borrower has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default. No Mortgaged Property has been released from the lien of the related Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission, other than the subordination of the lien of a Mortgage securing a Mortgage Loan;

     (e) Each Mortgage is a valid, subsisting and enforceable lien on the Mortgaged Property, including the land and all buildings on the Mortgaged Property;

     (f) Each Mortgage Note and the related Mortgage is genuine and each is the legal, valid and binding obligation of the obligor thereof, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights in general and by general principles of equity;

     (g) All parties to each Mortgage Note and the related Mortgage had legal capacity at the time to enter into the related Mortgage Loan and to execute and deliver such Mortgage Note and Mortgage, and such Mortgage Note and Mortgage have been duly and properly executed by such parties;

     (h) Borrower has good and marketable title to each Mortgage Note and Mortgage, was the sole owner thereof and had full right to pledge the Mortgage Loan to Lender free and clear of any other encumbrance, equity, lien, pledge, charge, claim or security interest except any such lien which has been disclosed to Lender in writing and which is permitted hereunder;

     (i) To the best knowledge of Borrower, there is no default, breach, violation or event of acceleration existing under any Mortgage or the related Mortgage Note and there is no event which, with the passage of time or with notice and/or the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration and no such default, breach, violation or event of acceleration has been waived;

     (j) To the best of the knowledge of Borrower, the physical condition of the Mortgaged Property has not deteriorated since the date of origination of the related secured Mortgage Loan (normal wear and tear excepted) and there is no proceeding pending for the total or partial condemnation of any Mortgaged Property;

     (k) Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise, by judicial foreclosure;

     (m) Each Mortgage Loan is a first or second lien single-family loan, and has been underwritten by the originator thereof in accordance with such originator's then current underwriting guidelines;

     (n) Each Mortgage Note is payable in monthly installments of principal and interest, with interest payable in arrears, and requires a monthly payment which is sufficient to amortize the original principal balance over the original term and to pay interest at the related Mortgage Interest Rate; and no Mortgage Note provides for any extension of the original term;

     (o) Except for Eligible Manufactured Housing Mortgage Loans, no Mortgage Loan is a loan in respect of the purchase of a Manufactured Home or mobile home or the land on which a Manufactured Home or mobile home will be placed;

     (q) The origination practices used by the originator of the Mortgage Loans and the collection practices used by the Borrower with respect to each Mortgage Loan have been in all material respects legal, proper, prudent and customary in the loan origination and servicing business;

     (r) Each Mortgage Loan was originated in compliance with all applicable laws and no fraud or misrepresentation was committed by any Person in connection therewith; and

     (s) Any Mortgage Loan originated in the State of Texas, was originated pursuant to Chapter 6 of the Texas Consumer Credit Code.

                                   ARTICLE VI
                                   ------- --

                             AFFIRMATIVE COVENANTS
                             ----------- ---------

     Each Related Person shall at all times comply with the covenants contained in this Article VI, from the date hereof and for so long as any part of the Obligations or the Commitment is outstanding.

     Section 6.01 Financial Statements and Reports.
                  --------------------------------

     (a) Borrower shall furnish to Lender the following, all in form and detail reasonably satisfactory to Lender:

              (i) Promptly after becoming available, and in any event within ninety (90) days after the close of each fiscal year of Borrower, the balance sheet of Borrower as of the end of such year, and the related statements of income, stockholders' equity and cash flows of Borrower for such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, accompanied by the related report of independent certified public accountants, KPMG Peat Marwick or other independent certified public accountants of national standing acceptable to Lender which report shall be to the effect that such statements have been prepared in accordance with GAAP applied on a basis consistent with prior periods except for such changes in such principles with which the independent public accountants shall have concurred;

               (ii) Promptly after becoming available, and in any event within thirty (30) days after the end of each month, including the twelfth month in the fiscal year of Borrower, a balance sheet of Borrower as of the end of such month and the related statements of income, stockholders' equity and cash flows of Borrower for such month and the period from the first day of the then current fiscal year of Borrower through the end of such month, certified by the chief financial officer or other executive officer of Borrower to have been prepared in accordance with GAAP applied on a basis consistent with prior periods, subject to normal year-end adjustments;

               (iii) Promptly upon receipt thereof, a copy of each other report submitted to Borrower by independent accountants in connection with any annual, interim or special audit of the books of Borrower;

               (iv) Promptly and in any event within thirty (30) days after the request of Lender at any time and from time to time, a certificate, executed by the president or chief financial officer of Borrower, setting forth all of Borrower's warehouse borrowings;

               (v) Promptly and in any event within thirty (30) days after the end of each calendar month in each fiscal year of Borrower (except the last), and within fifteen (15) days after the completion of each year-end audit by Borrower's independent public accountants, a completed Officer's Certificate in the form of Exhibit "C" hereto, executed by the president, chief financial officer or other executive officer of Borrower.

               (vi) Promptly and in any event within thirty (30) days after the end of each month, a management report regarding (A) Borrower's pipeline and commitment position, including amount and rate of committed Mortgage Loans and (B) Borrower's production statistics, including type of product and origination source (retail or correspondent) in each case in form and detail as reasonably required by Lender, prepared as of the end of such month and for the fiscal year to date; and

               (vii) Such other information concerning the business, properties or financial condition of any Related Person as Lender may reasonably request.

     (b) Guarantor shall furnish to Lender the following, all in form and detail reasonably satisfactory to Lender:

               (i) Promptly after becoming available, and in any event within ninety (90) days after the close of each fiscal year of Guarantor, the balance sheet of Guarantor as of the end of such year, and the related statements of income, stockholders' equity and cash flows of Guarantor for such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, accompanied by the related report of independent certified public accountants, KPMG Peat Marwick or other independent certified public accountants of national standing acceptable to Lender which report shall be to the effect that such statements have been prepared in accordance with GAAP applied on a basis consistent with prior periods except for such changes in such principles with which the independent public accountants shall have concurred;

              (ii) Promptly after becoming available, and in any event within forty-five (45) days after the end of each fiscal quarter, including the last fiscal quarter in the fiscal year of Guarantor, a copy Guarantor's 10-Q as of the end of such fiscal quarter filed by Guarantor with the Securities and Exchange Commission or any similar governmental authority, including a balance sheet of Guarantor as of the end of such fiscal quarter and the related statements of income, stockholders' equity and cash flows of Guarantor for such fiscal quarter and the period from the first day of the then current fiscal year of Guarantor through the end of such fiscal quarter.

     Section 6.02 Taxes and Other Liens. Each Related Person shall pay and
                  ---------------------
discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income or upon any of its Property as well as all claims of any kind (including claims for labor, materials , supplies and rent) which, if unpaid, might become a Lien upon any or all of its Property; provided, however, each Related Person shall not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted by or on behalf of such Related Person and if such Related Person shall have set up reserves therefor adequate under GAAP.

     Section 6.03 Maintenance. Each Related Person shall (i) maintain its
                  -----------
corporate existence, rights and franchises; (ii) observe and comply in all material respects with all Governmental Requirements, and (iii) maintain its Properties (and any Properties leased by or consigned to it or held under title retention or conditional sales contracts) in good and workable condition at all times and make all repairs, replacements, additions, betterments and improvements to its Properties as are needful and proper so that the business carried on in connection therewith may be conducted properly and efficiently at all times .

     Section 6.04 Further Assurances. Borrower shall, within three (3) Business
                  ------------------
Days (or in the case of Mortgage Notes, such longer period as provided under Section 3.05 of this Agreement) after the request of Lender, cure any defects in the execution and delivery of the Note, this Agreement or any other Loan Document and each Related Person shall, at its expense, promptly execute and deliver to Lender upon request all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of each Related Person in this Agreement and in the other Loan Documents or to further evidence and more fully describe the collateral intended as security for the Note, or to correct any omissions in this Agreement or the other Loan Documents, or more fully to state the security for the obligations set out herein or in any of the other Loan Documents, or to make any recordings, to file any notices, or obtain any consents.

     Section 6.05 Reimbursement of Expenses. Borrower shall pay (i) all
                  -------------------------
reasonable legal fees (including, without limitation, allocated costs for in-house legal service) incurred by Lender in connection with the preparation, negotiation or execution of this Agreement, the Note and the other Loan Documents and any amendments , consents or waivers executed in connection therewith, (ii) all fees, charges or taxes for the recording or filing of the Security Instruments, (iii) all out-of-pocket expenses of Lender in connection with the legal administration of this Agreement, the Note and the other Loan Documents, including courier expenses incurred in connection with the Mortgage Collateral, and (iv) all amounts expended, advanced or incurred by Lender to satisfy any obligation of Borrower under this Agreement or any of the other Loan Documents or to collect the Note, or to enforce the rights of Lender under this Agreement or any of the other Loan Documents or to collect the Note, or to enforce the rights of Lender under this Agreement or any of the other Loan Documents, which amounts shall include all underwriting expenses, collateral liquidation costs, court costs, attorneys' fees (including, without limitation, for trial, appeal or other proceedings), fees of auditors and accountants, and investigation expenses reasonably incurred by Lender in connection with any such matters, together with interest at the post-maturity rate specified in the Note on each item specified in clause (i) through (iv) from thirty (30) days after the date of written demand or request for reimbursement until the date of reimbursement.

     Section 6.06 Insurance. Borrower shall maintain with financially sound and
                  ---------
reputable insurers, insurance with respect to its Properties and business against such liabilities, casualties, risks and contingencies and in such types and amounts as is customary in the case of Persons engaged in the same or similar businesses and similarly situated, including, without limitation, a fidelity bond or bonds with financially sound and reputable insurers with such coverage and in such amounts as is customary in the case of Persons engaged in the same or similar businesses and similarly situated. The improvements on the land covered by each Mortgage shall be kept continuously insured at all times by responsible insurance companies against fire and extended coverage hazards under policies, binders, letters, or certificates of insurance, with a standard mortgagee clause in favor of Borrower and its assigns. Each such policy must be in an amount equal to the lesser of the maximum insurable value of the improvements or the original principal amount of the Mortgage Note, without reduction by reason of any co-insurance, reduced rate contribution, or similar clause of the policies or binders. Upon request of Lender, Borrower shall furnish or cause to be furnished to Lender from time to time a summary of the insurance coverage of Borrower in form and substance satisfactory to Lender and if requested shall furnish Lender copies of the applicable policies.

     Section 6.07 Accounts and Records: Servicing Records. Each Related Person
                  ---------------------------------------
shall keep books of record and account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities, in accordance with GAAP. Each Related Person shall maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate all records pertaining to the performance of such Related Person's obligations under the Servicing Agreements in the event of the destruction of the originals of such records) and keep and maintain all documents, books, records, computer tapes and other information reasonably necessary or advisable for the performance by each Related Person of its obligations under the Servicing Agreements .

     Section 6.08 Right of Inspection. Each Related Person shall permit
                  -------------------
authorized representatives of Lender to discuss the business, operations, assets and financial condition of such Related Person with their officers and employees, to examine their Servicing Records and books of records and account and make copies or extracts thereof and to visit and inspect any of the Properties of each Related Person, all at such reasonable times and as often as Lender may request. Each Related Person will provide its accountants with a copy of this Agreement promptly after the execution hereof and will instruct its accountants to answer candidly any and all questions that the officers of Lender or any authorized representatives of Lender may address to them in reference to the financial condition or affairs of any Related Person as those conditions or affairs relate to this Agreement. Each Related Person may have its representatives in attendance at any meetings between the officers or other representatives of Lender and such Related Person's accountants held in accordance with this authorization.

     Section 6.09 Notice of Certain Events. Borrower shall promptly notify
                  ------------------------
Lender upon (i) the receipt of any notice from, or the taking of any other action by, the holder of any promissory note, debenture or other evidence of Indebtedness of any Related Person with respect to a claimed default, together with a detailed statement by a responsible officer of Borrower specifying the notice given or other action taken by such holder and the nature of the claimed default and what action Borrower is taking or proposes to take with respect thereto; (ii) the commencement of, or any determination in, any legal, judicial or regulatory proceedings which, if adversely dispute between any Related Person and any Governmental Authority or any other Person which, if adversely determined, could have a Material Adverse Effect; (iii) any change in senior management of Borrower or Guarantor; (iv) any material adverse change in the business, operations, prospects or financial condition of any Related Person, including, without limitation, the insolvency of any Related Person, (v) any event or condition which, if adversely determined, could have a Material Adverse Effect or (vi) the occurrence of any Termination Event.

     Section 6.10 Performance of Certain Obligations and Information Regarding
                  ------------------------------------------------------------
Investors. Borrower shall perform and observe in all material respects each of
---------
the provisions of each Take-Out Commitment and each of the Servicing Agreements on its part to be performed or observed and will cause all things to be done which are necessary to have each item of Mortgage Collateral covered by a Take-Out Commitment comply with the requirements of such Take-Out Commitment. Upon request by Lender, Borrower will deliver to Lender financial information concerning any Person Lender is reviewing to determine whether to approve such Person as an Investor.

     Section 6.11 Use of Proceeds: Margin Stock. The proceeds of the Advances
                  -----------------------------
shall be used by Borrower solely for the funding of Mortgage Notes in the ordinary course of Borrower's business. None of such proceeds shall be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation U. Neither Borrower nor any Person acting on behalf of Borrower shall take any action in violation of Regulation U or Regulation X or shall violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereafter be in effect.

     Section 6.12 Notice of Default. Borrower shall furnish to Lender
                  -----------------
immediately upon becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and the action which Borrower is taking or proposes to take with respect thereto.

     Section 6.13 Compliance with Loan Documents. Each Related Person shall
                  ------------------------------
promptly comply with any and all covenants and provisions of this Agreement the Note and the other Loan Documents to be complied with by such Related Person.

     Section 6.14 Operations and Properties. Each Related Person shall comply
                  -------------------------
with all rules, regulations and guidelines applicable to it. Borrower shall act prudently and in accordance with customary industry standards in managing and operating its Property.

                                  ARTICLE VII
                                  -----------

                               NEGATIVE COVENANTS
                               ------------------

     Each Related Person shall at all times comply with the covenants contained in this Article VII, from the date hereof and for so long as any part of the Obligations or the Commitment is outstanding:

     Section 7.01 No Merger. Borrower and its Subsidiaries shall not merge or
                  ---------
consolidate with or into any Person, nor shall Borrower or its Subsidiaries acquire by purchase or otherwise all or substantially all of the assets (except to the extent that such assets consist solely of Mortgage Notes , securities which evidence undivided interests in pools of Mortgage Notes, and rights to service mortgage loans) or capital stock of any Person.

     Section 7.02 Limitation on Indebtedness. Without Lender's prior written
                  --------------------------
approval, at no time shall Borrower incur, create, contract, assume, have outstanding, guarantee or otherwise be or become, directly or indirectly, liable in respect of any Indebtedness except:

     (a)  the Obligations;

     (b) a Gestation Mortgage Warehousing Facility with ContiFinancial Services, L.L.C. and any other facility established for the securitization of the Mortgage Notes which is approved by Lender in writing and substantially similar to the Gestation Mortgage Warehousing Facility with ContiFinancial Services, L.L.C. in an amount not to exceed $40,000,000;

     (c) trade debt, equipment leases, equipment loans and liens for taxes and assessments not yet due and payable owed in the ordinary course of business; and

     (d) unsecured Debt owed by Borrower to Guarantor which matures after the Drawdown Termination Date and which is subordinated to the Obligations upon terms and conditions satisfactory to Lender in its sole and absolute discretion.

     Section 7.03 Fiscal Year, Method of Accounting. Neither Borrower nor
                  ---------------------------------
Guarantor shall change its fiscal year or make any material change in its method of accounting without prior written notice to Lender.

     Section 7.04 Business. Borrower shall not, directly or indirectly, engage
                  --------
in any business which differs materially from that currently engaged in by Borrower or any other business customarily engaged in by other Persons in the mortgage banking business without the prior written consent of Lender which shall not be unreasonably withheld.

     Section 7.05 Liquidations, Mergers, Consolidations and Dispositions of
                  ---------------------------------------------------------
Substantial Assets. Borrower and/or its Subsidiaries shall not dissolve or
------------------
liquidate or sell, transfer, lease or otherwise dispose of any material portion of its property or assets or business; provided however, that subject to
                                       -------- -------
Section 3.04(b) hereof, nothing in this Section 7.05 shall be construed to prohibit Borrower and/or its Subsidiaries from selling rights to service mortgage loans and pools of mortgage loans or Mortgage Notes in the ordinary course of its business.

     Section 7.06 Loans, Advances, and Investments. Without Lender's prior
                  --------------------------------
written consent which shall not unreasonably be withheld, Borrower shall not make any loan (other than Mortgage Loans), advance, or capital contribution to, or investment in (including any investment in any Subsidiary, joint venture or partnership), or purchase or otherwise acquire any of the capital stock, securities, or evidences of indebtedness of, any Person (collectively, "Investment"), or otherwise acquire any interest in, or control of, another
-----------
Person, except for the following:

     (a)  Cash Equivalents;

     (b) Any acquisition of securities or evidences of indebtedness of others when acquired by Borrower in settlement of accounts receivable or other debts arising in the ordinary course of its business, so long as the aggregate amount of any such securities or evidences of indebtedness is not material to the business or condition (financial or otherwise) of Borrower;

     (c) Mortgage Notes acquired in the ordinary course of Borrower's business; and

     (d) Investment in any Subsidiary listed on Exhibit "H", so long as the Lender is given 10 days advance notice of each such Investment in a Subsidiary and the aggregate amount paid, contributed, lent, or otherwise invested in such Subsidiary does not exceed $200,000.

     Section 7.07 Use of Proceeds. Borrower shall not permit the proceeds of the
                  ---------------
Advances to be used for any purpose other than those permitted by Section 6.11 hereof. Borrower shall not, directly or indirectly, use any of the proceeds of the Advances for the purpose, whether immediate, incidental or ultimate, of buying any "margin stock" or of maintaining, reducing or retiring any Indebtedness originally incurred to purchase a stock that is currently any "margin stock", or for any other purpose which might constitute this transaction a "purpose credit", in each case within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 C.F.R. 207, as amended), or Regulation U, or otherwise take or permit to be taken any action which would involve a violation of such Regulation G or Regulation U or of Regulation T
(12 C.F.R. 220, as amended) or Regulation X (12 C.F.R. 224, as amended) or any other regulation of such board.

     Section 7.08 Actions with Respect to Mortgage Collateral. Except with
                  -------------------------------------------
Lender's prior written consent which shall not unreasonably be withheld, Borrower shall not:

     (a) Compromise, extend, release, or adjust payments on any Mortgage Collateral, accept a conveyance of mortgaged property in full or partial satisfaction of any Mortgage Collateral, or release any Mortgage securing or underlying any Mortgage Collateral;

     (b) Agree to the amendment or termination of any Take-Out Commitment in which Lender has a security interest or to substitution of a Take-Out Commitment for a Take-Out Commitment in which Lender has a security interest hereunder, if such amendment, termination or substitution may reasonably be expected (as determined by Lender in its sole discretion) to have a Material Adverse Effect;

     (c) Transfer, sell, assign, or deliver any Mortgage Collateral pledged to Lender to any Person other than Lender, except pursuant to a Take-Out Commitment or pursuant to Section 3.04; or

     (d) Grant, create, incur, permit or suffer to exist any Lien upon any Mortgage Collateral except for Liens granted to Lender to secure the Notes and Obligations and such non-consensual Liens as may be deemed to arise as a matter of law pursuant to any Take-Out Commitment.

     Section 7.09 Net Worth. As of the end of each calendar month, Borrower's
                  ---------
Net Worth shall not be less than $1,750,000. As of the end of each Fiscal Quarter, Guarantor's Net Worth shall not be less than $5,000,000.

     Section 7.10 Total Liabilities to Net Worth Ratio. The ratio of Borrower's
                  ------------------------------------
Total Liabilities to Borrower's Net Worth shall not be more than 12.0 to 1.0 as of the end of each calendar month.

     Section 7.11 Restrictions on Dividends. Borrower shall not directly or
                  -------------------------
indirectly declare or make, or incur any liability to make, any Dividend.

     Section 7.12 Transactions with Affiliates. Borrower shall not enter into
                  ----------------------------
any transactions including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transactions are otherwise permitted under this Agreement, are in the ordinary course of Borrower's business and are upon fair and reasonable terms no less favorable to Borrower than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

     Section 7.13 Liens. Borrower shall not grant, create, incur, assume, permit
                  -----
or suffer to exist any Lien, upon any of its Property, including without limitation any and all of Borrower's Mortgage Notes, and Servicing Rights and the proceeds from any thereof, other than (i) Liens which secure payment of the Obligations, and (ii) to the extent not otherwise prohibited hereunder, Liens which secure payment of the Indebtedness described in Section 7.02(b) on property other than Collateral.

     Section 7.14 ERISA Plans. Borrower shall not adopt or agree to maintain or
                  -----------
contribute to any ERISA Plan without the prior written consent of Lender which consent shall not be unreasonably withheld. Borrower shall promptly notify Lender in writing in the event an ERISA Affiliate adopts an ERISA Plan.

     Section 7.15 Change of Principal Office. No Related Person shall move its
                  --------------------------
principal office, executive office or principal place of business from the address set forth in Section 10.01 without prior written notice to Lender.

     Section 7.16 Minimum Unrestricted Balance Sheet Liquidity. The Unrestricted
                  --------------------------------------------
Balance Sheet Liquidity of Borrower shall not be less than $200,000 as of the end of each calendar month. The Unrestricted Balance Sheet Liquidity of Guarantor shall not be less than $750,000 as of the end of each calendar month. As used in this section with respect to any Person, the term "Unrestricted Balance Sheet Liquidity" means the sum of (i) the Cash Equivalents owned by such Person and (ii) the unutilized portion of any revolving credit facility of such Person which is then available for borrowing.

                                  ARTICLE VIII
                                  ------------

                               EVENTS OF DEFAULT
                               --------- -------

     Section 8.01 Nature of Event. An Event of Default shall exist if any one or
                  ---------------
more of the following occurs:

     (a) Borrower fails to make any payment of principal of or interest on the Note, or payment of any fee, expense or other amount due hereunder, under the Note or under any other Loan Document, on or before the date such payment is due and such default continues unremedied for two (2) Business Days after any executive officer of such Related Person obtains knowledge thereof;

     (b) Guarantor fails to make any payment of any Obligation on the date such payment is due and such default continues unremedied for two (2) Business Days after any executive officer of such Related Person obtains knowledge thereof;

     (c) Default is made in the due observance or performance by any Related Person of any covenant set forth in Sections 7.09 through 7.11 and Section
7.16 and such default continues unremedied for thirty (30) calendar days after any executive officer of such Related Person obtains knowledge thereof;

     (d) Default is made in the due observance or performance by any Related Person of any covenant set forth in Article VII that is not described in subsections (a), (b) or (c) immediately above;

     (e) Default is made in the due observance or performance by any Related Person of any of the other covenants or agreements contained in this Agreement and such Default continues for a period of fifteen (15) days after Lender gives Borrower notice thereof;

     (f) Any Related Person defaults in the due observance or performance or any of the covenants or agreements contained in any other Loan Document to which it is a party, and (unless such default otherwise constitutes a Default pursuant to other provisions of this Section 8.01) such default continues unremedied beyond the expiration of any applicable grace period which may be expressly allowed under such other Loan Document;

     (g) Any material statement, warranty or representation by or on behalf of any Related Person contained in this Agreement, the Notes or any other Loan Document to which it is a party, or in any Borrowing Request, Officer's certificate or other writing furnished in connection with this

Agreement, proves to have been incorrect or misleading in any material respect as of the date made or deemed made;

     (h)  Any Related Person:

              (i) suffers the entry against it of a judgment, decree or order for relief by a court of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of sixty days; or

               (ii) commences a voluntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such law; or makes a general assignment for the benefit of creditors; or fails generally to pay (or admits in writing its inability to pay) its debts as such debts become due; or takes corporate or other action to authorize any of the foregoing; or

               (iii) suffers the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of its assets or of any part of the Mortgage Collateral in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within sixty days after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it; or

               (iv) suffers the entry against it of a final judgment for the payment of money in excess of $500,000 (not covered by insurance satisfactory to Lender in its discretion), unless the same is discharged within thirty days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or

               (v) suffers a writ or warrant of attachment or any similar process to be issued by any court against all or any substantial part of its assets or any part of the Mortgage Collateral, and such writ or warrant of attachment or any similar process is not stayed or released within thirty days after the entry or levy thereof or after any stay is vacated or set aside;

     (i) Any Related Person fails to make when due or within any applicable grace period any payment on any Indebtedness, other than the Obligations with an unpaid principal balance of over $100,000; or any event or condition occurs under any provision contained in any agreement under which such obligation is governed, evidenced or secured (or any other material breach or default under such obligation or agreement occurs) if the effect thereof is to cause or permit the holder or trustee of such obligation to cause such obligation to become due prior to its stated maturity; or any such obligation becomes due (other than by regularly scheduled payments) prior to its stated maturity; or any of the foregoing occurs with respect to any one or more items of Indebtedness of any Related Person with unpaid principal balances exceeding, in the aggregate, $100,000;

     (j) Any default or event of default occurs under any other Indebtedness of any Related Person to Lender;

     (k) This Agreement, the Notes or any other Loan Document shall for any reason cease to be in full force and effect, or be declared null and void or unenforceable in whole or in part as the result of any action initiated by any Person other than Lender; or the validity or enforceability of any such document shall be challenged or denied by any Person other than Lender other than by reason of illegality;

     (l) Either (i) any "accumulated funding deficiency" (as defined in Section 412(a) of the Code in excess of $25,000 exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, or
(ii) any Termination Event occurs with respect to any ERISA Plan and the then current value of such ERISA Plan's benefits guaranteed under Title IV of ERISA exceeds the then current value of such ERISA Plan's assets available for the payment of such benefits by more than $10,000 (or in the case of a Termination Event involving the withdrawal of a substantial employer, the withdrawing employer's proportionate share of such excess exceeds such amount) or (iii) any Related Person or any ERISA Affiliate withdraws from a multiemployer plan resulting in liability under Title IV of ERISA of an amount in excess of $10,000; or

     (m) A Change of Control occurs.

     Section 8.02 Default Remedies. Upon the occurrence of an Event of Default,
                  ----------------
Lender may declare its Commitment to be terminated and/or declare the entire principal and all interest accrued on the Note to be, and the Note, together with all Obligations, shall thereupon become, forthwith due and payable, without any presentment, demand, protest, notice of protest and nonpayment, notice of acceleration or of intent to accelerate or other notice of any kind, all of which hereby are expressly waived. Notwithstanding the foregoing, if an Event of Default specified in Subsections 8.01 (h)(i), (ii) or (iii) above occurs with respect to Borrower, the Commitment shall automatically and immediately terminate and the Note and all other Obligations shall become automatically and immediately due and payable, both as to principal and interest, without any action by Lender and without presentment, demand, protest, notice of protest and nonpayment, notice of acceleration or of intent to accelerate, or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in any Note to the contrary notwithstanding.

                                   ARTICLE IX
                                   ------- --

                               CONCERNING LENDER
                               ---------- ------

     Section 9.01 Indemnification. Each of Borrower and Guarantor agrees to
                  ---------------
indemnify Lender and each director, officer, agent, attorney, employee, representative and Affiliate of Lender (each an "Indemnified Party"), upon demand, from and against any and all liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this Section 9.01 collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against any Indemnified Party growing out of, resulting from or in any other way associated with any of the Mortgage Collateral, the Loan Documents and the transactions and events (including the enforcement or defense thereof) at any time associated therewith or contemplated therein.

     THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY,

     OR ARE CAUSED IN WHOLE OR PART, BY ANY NEGLIGENT ACT OR
     OMISSION OF ANY KIND BY SUCH INDEMNIFIED PARTY,

provided only that such indemnified party shall be not entitled under this section to receive indemnification for that portion, if any, of any liabilities and costs which is proximately caused by its own individual gross negligence or willful misconduct.

     Section 9.02 Limitation of Liability. Neither Lender nor any of its
                  -----------------------
directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement. THE FOREGOING EXCULPATION SHALL APPLY TO ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY SUCH PERSON, PROVIDED THAT SUCH PERSON SHALL BE LIABLE FOR ITS OWN INDIVIDUAL GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

                                   ARTICLE X
                                   ------- -

                                 MISCELLANEOUS
                                 -------------

     Section 10.01 Notices. Any notice or request required or permitted to be
                   -------
given under or in connection with this Agreement, the Note or the other Loan Documents (except as may otherwise be expressly required therein) shall be in writing and shall be mailed by first class or express mail, postage prepaid, or sent by telex, telegram, telecopy or other similar form of rapid transmission, confirmed by mailing (by first class or express mail, postage prepaid) written confirmation at substantially the same time as such rapid transmission, or personally delivered to an officer of the receiving party. All such communications shall be mailed, sent or delivered to the parties hereto at their respective addresses as follows:

     Borrower:            Mortgage Portfolio Services, Inc.
                          5520 LBJ Freeway
                          Suite 200
                          Dallas, Texas 75240
                          Attn: James E. Hinton
                          FAX: (214) 701-6934
                          Telephone: (214) 404-4400

     Guarantor:           NAB Asset Corporation
                          5520 LBJ Freeway
                          Suite 200
                          Dallas, Texas 75240
                          Attn: Michael Caton
                          FAX: (706) 579-1464
                          Telephone: (706) 579-2777

     Lender:              Guaranty Federal Bank, F.S.B.
                          8333 Douglas Avenue
                          Dallas, Texas 75225
                          Attention: Mr. James Robertson
                          FAX: (214) 360-1660
                          Telephone: (214) 360-2770
or at such other addresses or to such individual's or department's attention as any party may have furnished the other party in writing. Any communication so addressed and mailed shall be deemed to be given when so mailed, except that notices and requests given pursuant to Subsection 3.04(e), Borrowing Requests, Collateral Release Requests, and communications related thereto shall not be effective until actually received by Lender or Borrower, as the case may be; and any notice so sent by rapid transmission shall be deemed to be given when receipt of such transmission is acknowledged, and any communication so delivered in person shall be deemed to be given when receipted for by, or actually received by, an authorized officer of Borrower or Lender, as the case may be.

     Section 10.02 Amendments, Etc. No amendment or waiver of any provision of
                   ---------------
this Agreement, the Security Instruments, the Note, or any other Loan Document, nor consent to any departure by any Related Person from the terms thereof, shall in any event be effective unless the same shall be in writing and signed by Lender and the other parties to the Loan Document being amended or waived, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     Section 10.03 Invalidity. In the event that any one or more of the
                   ----------
provisions contained in the Note, this Agreement or any other Loan Document shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of such document.

     Section 10.04 Survival of Agreements. All covenants and agreements herein
                   ----------------------
and in any other Loan Document not fully performed before the date hereof or the date thereof, and all representations and warranties herein or therein, shall survive until payment in full of the Obligations and termination of the Commitment.

     Section 10.05 Renewal, Extension or Rearrangement. All provisions of this
                   -----------------------------------
Agreement and of the other Loan Documents shall apply with equal force and effect to each and all promissory notes hereafter executed which in whole or in part represent a renewal, extension for any period, increase or rearrangement of any part of the Obligations originally represented by the Note or of any part of such other Obligations.

     Section 10.06 Waivers. No course of dealing on the part of Lender, or any
                   -------
of its officers, employees , consultants or agents , nor any failure or delay by Lender with respect to exercising any right, power or privilege of Lender under the Note, this Agreement or any other Loan Document shall operate as a waiver thereof, except as otherwise provided in Section 10.02 hereof.

     Section 10.07 Cumulative Rights. The rights and remedies of Lender under
                   -----------------
the Note, this Agreement, and any other Loan Document shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

     Section 10.08 Construction. THIS AGREEMENT, THE NOTE AND EACH OTHER
                   ------------
LOAN DOCUMENT IS A CONTRACT MADE UNDER AND SHALL BE CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE UNITED STATES OF AMERICA AND THE STATE OF TEXAS. TEX. REV. CIV. STAT. ANN. ART. 5069, CH. 15 (WHICH REGULATES CERTAIN REVOLVING LOAN ACCOUNTS AND REVOLVING TRIPARTY ACCOUNTS) SHALL NOT APPLY TO THIS AGREEMENT OR THE NOTE.

     Section 10.09 Limitation on Interest. Lender, each Related Person and any
                   ----------------------
other parties to the Loan Documents intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect. Neither each Related Person nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith. Lender expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated. If (a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or
(c) Lender or any other holder of any or all of the Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be charged by applicable law then in effect, then all such sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at Lender's or such holder's option, promptly returned to each Related Person or the other payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable law, Lender and the each Related Persons (and any other payors thereof) shall to the greatest extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest,
(ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Obligations in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under applicable law in order to lawfully charge the maximum amount of interest permitted under applicable law. In the event applicable law provides for an interest ceiling under Texas Revised Civil Statutes Annotated article 5069-1.04, that ceiling shall be the indicated rate ceiling.

     Section 10.10 Bank Accounts: Offset. To secure the repayment of the
                   ---------------------
Obligations each Related Person hereby grants to Lender and to each financial institution which hereafter acquires a participation or other interest in the Loan or Note (in this section called a "Participant") a security interest, a lien, and a right of offset, each of which shall be in addition to all other interests, liens, and rights of Lender or Participant at common law, under the Loan Documents, or otherwise, and each of which shall be upon and against (a) any and all moneys, securities or other property (and the proceeds therefrom) of any Related Person now or hereafter held or received by or in transit to Lender or Participant from or for the account any Related Person, whether for safekeeping, custody pledge, transmission, collection or otherwise, (b) any and all deposits (general or special, time or demand, provisional or final) of any Related Person with Lender or Participant, and (c) any other credits and claims of any Related Person at any time existing against Lender or Participant, including claims under certificates of deposit. Lender shall provide Borrower with notice of the existence and identity of any Participant within a reasonable time after such Participant acquires a participation or other interest in the Loan or Note. Upon the occurrence of any Default, each of Lender and Participants is hereby authorized to foreclose upon, offset, appropriate, and apply, at any time and from time to time, without notice to Borrower, any and all items hereinabove referred to against the Obligations then due and payable.

     Section 10.11 Assignments and Participations. All covenants and
                   ------------------------------
agreements by or on behalf of each Related Person in the Note, this Agreement, or any other Loan Document shall bind such Related Person's successors, and assigns and shall inure to the benefit of Lender and its successors and assigns. each Related Person shall not, however, have the right to assign its rights under this Agreement or any interest herein, without the prior written consent of Lender. In the event that Lender sells participations in the Note or other Obligations of each Related Person incurred or to be incurred pursuant to this Agreement to other lenders, each of such other lenders shall have the rights of offset against such Obligations and similar rights or Liens to the same extent as may be available to Lender. If Lender assigns all its rights hereunder, it shall promptly give notice thereof to each Related Person; provided, however, that failure to give such notice shall not render Lender liable to each Related Person and shall not affect each Related Person's Obligations or the rights and remedies of Lender hereunder. Lender may disclose information (including, without limitation, information identified to it in writing as confidential information) regarding each Related Person, the Affiliates of each Related Person, and the transactions contemplated by this Agreement, to participants and prospective participants, in the Obligations; provided, that Lender shall not make any such confidential information available to any such participant or prospective participant without first securing from such Person a written agreement to maintain all such confidential information in confidence.

     Section 10.12 Exhibits. The exhibits attached to this Agreement are
                   --------
incorporated herein and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions of this Agreement shall prevail.

     Section 10.13 Titles of Articles, Sections and Subsections. All titles or
                   --------------------------------------------
headings to articles, sections, subsections or other divisions of this Agreement or the exhibits hereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

     Section 10.14 Counterparts. This Agreement may be executed in counterparts,
                   ------------
and it shall not be necessary that the signatures of both of the parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all counterparts together shall constitute one and the same instrument.

     Section 10.15 ENTIRE AGREEMENT. THE NOTE, THIS AGREEMENT, AND THE
                   ------ ---------
OTHER LOAN DOCUMENTS EXECUTED AND DELIVERED As OF EVEN DATE HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

     Section 10.16 Termination: Limited Survival. In its sole and absolute
                   -----------------------------
discretion Borrower may at any time that no Obligations are owing elect in a notice delivered to Lender to terminate this Agreement. Upon receipt by Lender of such a notice, if no Obligations are then owing, this Agreement (including but not limited to the power of attorney granted under Section 3.03 hereof) and all other Loan Documents shall thereupon be terminated and the parties thereto released from all prospective obligations thereunder. Notwithstanding the foregoing or anything herein to the contrary, any waivers or admissions made by any Person in any Loan Documents, any Obligations, and any obligations which any Person may have to indemnify or compensate Lender shall survive any termination of this Agreement or any other Loan Document. At the request and expense of Borrower, Lender shall prepare and execute all necessary instruments to reflect and effect such termination of the Loan Documents .

     Section 10.17 Joint and Several Liability. All Obligations which are
                   ---------------------------
incurred by two or more Related Persons shall be their joint and several obligations and liabilities.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first above written.


BORROWER:                            MORTGAGE PORTFOLIO SERVICES, INC.
--------
                                     By:/s/ JAMES E. HINTON
                                        ---------------------------------------
                                        Name:  James E. Hinton
                                        Title: President


GUARANTOR:                           NAB ASSET CORPORATION
---------
                                     By:/s/ MICHAEL W. CATON
                                        ---------------------------------------
                                        Name:  Michael W. Caton
                                        Title: President

LENDER:                              GUARANTY FEDERAL BANK, F.S.B
------
                                     By:/s/ CHAD PATTON
                                        ---------------------------------------
                                        Name:  Chad Patton
                                        Title: Loan Officer

                                                                       EXHIBIT A

                                PROMISSORY NOTE
$10,000,000                      Dallas, Texas                            , 1996

     FOR VALUE RECEIVED, the undersigned, Mortgage Portfolio Services, Inc. (herein called "Borrower"), hereby promises to pay to the order of Guaranty Federal Bank, F.S.B. (herein called "Lender"), the principal sum of Ten Million Dollars ($10,000,000) or, if less, the aggregate unpaid principal amount of the Loan made under this Note by Lender to Borrower pursuant to the terms of the Credit Agreement (as hereinafter defined), together with interest on the unpaid principal balance thereof as hereinafter set forth, both principal and interest payable as herein provided in lawful money of the United States of America at the offices of Guaranty Federal Bank, F.S.B., 8333 Douglas Avenue, Dallas, Texas or at such other place within Dallas County, Texas, as from time to time may be designated by the holder of this Note.

     This Note (a) is issued and delivered under that certain Credit Agreement of even date herewith among Borrower, NAB Asset Corporation and Lender (herein, as from time to time supplemented, amended or restated, called the "Credit Agreement"), and is the Note as defined therein, (b) is subject to the terms and provisions of the Credit Agreement, which contains provisions for payments and prepayments hereunder and acceleration of the maturity hereof upon the happening of certain stated events, and (c) is secured by and entitled to the benefits of certain Security Instruments (as identified and defined in the Credit Agreement). Payments on this Note shall be made and applied as provided herein and in the Credit Agreement. Reference is hereby made to the Credit Agreement for a description of certain rights, limitations of rights, obligations and duties of the parties hereto and for the meanings assigned to terms used and not defined herein and to the Security Instruments for a description of the nature and extent of the security thereby provided and the rights of the parties thereto.

     For the purposes of this Note, the following terms have the meanings assigned to them below:

               "Base Rate Payment Date" means (i) the fifteenth (15th) day of
                ----------------------
          each calendar month, beginning August 15, 1996, and (ii) any day on which past due interest or principal is owed hereunder and is unpaid. If the terms hereof or of the Credit Agreement provide that payments of interest or principal hereon shall be deferred from one Base Rate Payment Date to another day, such other day shall also be a Base Rate Payment Date.

               "Eurodollar Payment Date" means, with respect to any Eurodollar
                -----------------------
          Portion, (i) the day on which the related Interest Period ends, and
          (ii) any day on which past due interest or past due principal is owed hereunder with respect to such Eurodollar Portion and is unpaid. If the terms hereof or of the Credit Agreement provide that payments of interest or principal with respect to such Eurodollar Portion shall be deferred from one Eurodollar Payment Date to another day, such other day shall also be a Eurodollar Payment Date.

               "Late Payment Rate" means, at the time in question, four percent (4.0%) per annum plus the Base Rate then in effect.

               "Maximum Rate" means at the particular time in question the maximum rate of interest which, under applicable law, may then be charged on this Note. If such maximum rate of interest changes after the date hereof, the Maximum Rate shall be automatically increased or decreased, as the case may be, without notice to Borrower from time to time as of the effective time of each change in such maximum rate. If applicable law ceases to provide for such a maximum rate of interest, the Maximum Rate shall be a per annum rate of interest equal to twenty-five percent (25.0%) plus the Base Rate from time to time in effect.

     The principal amount of this Note, together with all interest accrued hereon, shall be due and payable in full on the Drawdown Termination Date.

     The Base Rate Portion of the Loan (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the Base Rate in effect on such day; provided, however, that interest on the part of such Base Rate Portion equal to the Balance Funded Amount of such Base Rate Portion shall bear interest on each day outstanding at the Balance Funded Rate. On each Base Rate Payment Date Borrower shall pay to the holder hereof all unpaid interest which has accrued on the Base Rate Portion through and including the last day of the immediately preceding calendar month. Each Eurodollar Portion of the Loan (exclusive of any past due principal or interest) shall bear interest on each day during the related Interest Period at the related Adjusted Eurodollar Rate in effect on such day. On each Eurodollar Payment Date relating to such Eurodollar Portion, Borrower shall pay to the holder hereof all unpaid interest which has accrued on such Eurodollar Portion to but not including such Eurodollar Payment Date. All past due principal of and past due interest on the Loan shall bear interest on each day outstanding at the Late Payment Rate in effect on such day, and such interest shall be due and payable immediately as it accrues. Notwithstanding the foregoing provisions of this paragraph, if at any time the rate at which interest is payable on this Note (considering together all portions of the Loan and the interest payable thereon) exceeds the Maximum Rate, this Note shall bear interest at the Maximum Rate only but shall continue to bear interest at the Maximum Rate until such time as the total amount of interest accrued hereon equals (but does not exceed) the total amount of interest which would have accrued hereon had there been no Maximum Rate applicable hereto.

     Notwithstanding the foregoing paragraph and all other provisions of this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum amount of interest which, under applicable law, may be charged on this Note, and this Note is expressly made subject to the provisions of the Credit Agreement which more fully set out the limitations on how interest accrues hereon. In the event applicable law provides for a ceiling under Texas Revised Civil Statutes Annotated article 5069-1.04, that ceiling shall be the indicated rate ceiling and shall be used in this Note for calculating the Maximum Rate and for all other purposes. The term "applicable law" as used in this Note shall mean the laws of the State of Texas or the laws of the United States, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

     Notwithstanding the foregoing paragraph and all other provisions of this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum interest which, under applicable law, may be charged on this Note, and this Note is expressly made subject to the provisions of the Credit Agreement which more fully set out the limitations on how interest accrues hereon.

     If this Note is placed in the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, Borrower and all endorsers, sureties and guarantors of this Note jointly and severally agree to pay reasonable attorneys' fees and collection costs to the holder hereof in addition to the principal and interest payable hereunder.

     Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment, notice of demand and of dishonor and nonpayment of this Note, protest, notice of protest, notice of intention to accelerate the maturity of this Note, declaration or notice of acceleration of the maturity of this Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

     No waiver by Lender of any of its rights or remedies hereunder or under any other document evidencing or securing this Note or otherwise shall be considered a waiver of any other subsequent right or remedy of Lender; no delay or omission in the exercise or enforcement by Lender of any rights or remedies shall ever by construed as a waiver of any right or remedy of Lender; and no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of Lender.

     Borrower reserves the right to prepay the outstanding principal balance of this Note, in whole or in part at any time and from time to time without premium or penalty, in accordance with the terms of the Credit Agreement.

     THIS NOTE AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED
     ---- ---- --- --- ------ --- ------ -- --- ------- ------ ----- -----------
BY THE LAWS OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT THE SAME ARE GOVERNED BY
-------------- ------------ ------------- ---------------------- ---------------
APPLICABLE FEDERAL LAW.
------------------ ---


                              MORTGAGE PORTFOLIO SERVICES, INC.


                              By:
                                 -------------------------------------------
                                 Name:
                                 Title:

                                    GUARANTY
                                    --------

     THIS GUARANTY is made as of August 7, 1996 by NAB Asset Corporation, a Texas corporation ("Guarantor"), in favor of a ("Lender").

                                   RECITALS:

     1. Mortgage Portfolio Services, Inc., a Texas Corporation ("Borrower") has executed in favor of Lender that certain promissory note of even date herewith, payable to the order of Lender in the principal amount of $10,000,000 (such promissory note, as from time to time amended, and all promissory notes given in substitution, renewal or extension therefor or thereof, in whole or in part, being herein collectively called the "Note").

     2. The Note was executed pursuant to a Credit Agreement of even date herewith, (herein, as from time to time amended, supplemented or restated, called the "Credit Agreement"), by and among Borrower, Guarantor and Lender, pursuant to which Lender has agreed to advance funds to Borrower under the Note.

     3. It is a condition precedent to Lender's obligation to advance funds pursuant to the Credit Agreement that Guarantor shall execute and deliver to Lender a satisfactory guaranty of Borrower's obligations under the Note and the Credit Agreement.

     4. Guarantor owns directly, or indirectly through one or more subsidiaries, all of the preferred stock of Borrower and eighty percent (80%) of the common stock of Borrower.

     5. The board of directors of Guarantor has determined that Guarantor's execution, delivery and performance of this Guaranty may reasonably be expected to benefit Guarantor, directly or indirectly, and are in the best interests of Guarantor.

     NOW, THEREFORE, in consideration of the premises, of the benefits which will inure to Guarantor from Lender's advances of funds to Borrower under the Credit Agreement, and of Ten Dollars and other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, and in order to induce Lender to advance funds under the Credit Agreement, Guarantor hereby agrees with Lender as follows:

                                   AGREEMENTS

     Section 1 .  Definitions.  Reference is hereby made to the Credit Agreement
                  -----------
for all purposes. All terms used in this Guaranty which are defined in the Credit Agreement and not otherwise defined herein shall have the same meanings when used herein. All references herein to any Obligation Document, Loan Document, or other document or instrument refer to the same as from time to time amended, supplemented or restated. As used herein the following terms shall have the following meanings:

     "Obligations" means collectively all of the indebtedness, obligations, and
      -----------
undertakings which are guaranteed by Guarantor and described in subsections (a) and (b) of Section 2.

     "Obligation Documents" means this Guaranty, the Note, the Credit Agreement,
      --------------------
the Loan Documents, all other documents and instruments under, by reason of which, or pursuant to which any or all of the Obligations are evidenced, governed, secured, or otherwise dealt with, and all other documents, instruments, agreements, certificates, legal opinions and other writings heretofore or hereafter delivered in connection herewith or therewith.

     "Obligors" means Borrower, Guarantor and any other endorsers, guarantors or
      --------
obligors, primary or secondary, of any or all of the Obligations.

     "Security" means any rights, properties, or interests of Lender, under the
      --------
Obligation Documents or otherwise, which provide recourse or other benefits to Lender in connection with the Obligations or the non-payment or non-performance thereof, including collateral (whether real or personal, tangible or intangible) in which Lender has rights under or pursuant to any Obligation Documents, guaranties of the payment or performance of any Obligation, bonds, surety agreements, keep-well agreements, letters of credit, rights of subrogation, rights of offset, and rights pursuant to which other claims are subordinated to the Obligations.

     Section 2. Guaranty
                --------

     (a) Guarantor hereby irrevocably, absolutely, and unconditionally guarantees to Lender the prompt, complete, and full payment when due, and no matter how the same shall become due, of:

               (i) the Note, including all principal, all interest thereon and all other sums payable thereunder; and

               (ii) All other sums payable under the other Obligation Documents, whether for principal, interest, fees or otherwise; and

               (iii) Any and all other indebtedness or liabilities which Borrower may at any time owe to Lender in connection with the Note and other Obligation Documents, whether incurred heretofore or hereafter or concurrently herewith, voluntarily or involuntarily, whether owed alone or with others, whether fixed, contingent, absolute, inchoate, liquidated or unliquidated, whether such indebtedness or liability arises by notes, discounts, overdrafts, open account indebtedness or in any other manner whatsoever, and including interest, attorneys' fees and collection costs as may be provided by law or in any instrument evidencing any such indebtedness or liability.

Without limiting the generality of the foregoing, Guarantor's liability hereunder shall extend to and include all post-petition interest, expenses, and other duties and liabilities of Borrower described above in this subsection (a), or below in the following subsection (b), which would be owed by Borrower but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization, or similar proceeding involving Borrower.

     (b) Guarantor hereby irrevocably, absolutely, and unconditionally guarantees to Lender the prompt, complete and full performance, when due, and no matter how the same shall become due, of all obligations and undertakings of Borrower to Lender under, by reason of, or pursuant to any of the Obligation Documents.

     (c) If Borrower shall for any reason fail to pay any Obligation, as and when such Obligation shall become due and payable, whether at its stated maturity, as a result of the exercise of any power to accelerate, or otherwise, Guarantor will, forthwith upon demand by Lender, pay such Obligation in full to Lender. If Borrower shall for any reason fail to perform promptly any Obligation, Guarantor will, forthwith upon demand by Lender, cause such Obligation to be performed or, if specified by Lender, provide sufficient funds, in such amount and manner as Lender shall in good faith determine, for the prompt, full and faithful performance of such Obligation by Lender or such other Person as Lender shall designate.

     (d) If either Borrower or Guarantor fails to pay or perform any Obligation as described in the immediately preceding subsections (a), (b), or (c) Guarantor will incur the additional obligation to pay to Lender, and Guarantor will forthwith upon demand by Lender pay to Lender, the amount of any and all expenses, including reasonable fees and disbursements of Lender's counsel and of any experts or agents retained by Lender, which Lender may incur as a result of such failure.

     Section 3. Unconditional Guaranty.
                ----------------------

     (a) With the exception of any gross negligence or willful misconduct by Lender, no action which Lender may take or omit to take in connection with any of the Obligation Documents, any of the Obligations (or any other indebtedness owing by Borrower to Lender), or any Security, and no course of dealing of Lender with any Obligor or any other Person, shall release or diminish Guarantor's obligations, liabilities, agreements or duties hereunder, affect this Guaranty in any way, or afford Guarantor any recourse against Lender, regardless of whether any such action or inaction may increase any risks to or liabilities of Lender or any Obligor or increase any risk to or diminish any safeguard of any Security. Without limiting the foregoing, Guarantor hereby expressly agrees that Lender may, from time to time, without notice to or the consent of Guarantor, do any or all of the following:

               (i) Amend, change or modify, in whole or in Part, any one or more of the Obligation Documents unless Guarantor's consent or agreement thereto is expressly required by the Obligation Document so amended, changed or modified, and give or refuse to give any waivers or other indulgences with respect thereto other than amendments or modifications that would eliminate grace and notice provisions afforded Guarantor.

               (ii) Neglect, delay, fail, or refuse to take or prosecute any action for the collection or enforcement of any of the Obligations, to foreclose or take or prosecute any action in connection with any Security or Obligation Document, to bring suit against any Obligor or any other Person, or to take any other action concerning the Obligations or the Obligation Documents.

               (iii) Accelerate, change, rearrange, extend, or renew the time, rate, terms, or manner for payment or performance of any one or more of the Obligations (whether for principal, interest, fees, expenses, indemnifications, affirmative or negative covenants, or otherwise); to the extent not prohibited by the Credit Agreement.

               (iv) Compromise or settle any unpaid or unperformed Obligation or any other obligation or amount due or owing, or claimed to be due or owing, under any one or more of the Obligation Documents.

               (v) Take, exchange, amend, eliminate, surrender, release, or subordinate any or all Security for any or all of the Obligations, accept additional or substituted Security therefor, and perfect or fail to perfect Lender's rights in any or all Security.

               (vi) Discharge, release, substitute or add Obligors.

               (vii) Apply to the Obligations all monies received from Obligors under the Obligation Documents or others with respect to the Obligations, or from any Security for any of the Obligations, as Lender may determine to be in its best interest, without in any way being required to marshall Security or assets or to apply all or any part of such monies upon any particular Obligations.

     (b) With the exception of any gross negligence or willful misconduct by Lender, no action or inaction of any Obligor or any other Person, and no change of law or circumstances, shall release or diminish Guarantor's obligations, liabilities, agreements, or duties hereunder, affect this Guaranty in any way, or afford Guarantor any recourse against Lender. Without limiting the foregoing, the obligations, liabilities, agreements, and duties of Guarantor under this Guaranty shall not be released, diminished, impaired, reduced, or affected by the occurrence of any or all of the following from time to time, even if occurring without notice to or without the consent of Guarantor:

               (i) Any voluntary or involuntary liquidation, dissolution, sale of all or substantially all assets, marshalling of assets or liabilities, receivership, conservatorship, assignment for the benefit of creditors, insolvency, bankruptcy, reorganization, arrangement, or composition of any Obligor or any other proceedings involving any Obligor or any of the assets of any Obligor under laws for the protection of debtors, or any discharge, impairment, modification, release, or limitation of the liability of, or stay of actions or lien enforcement proceedings against, any Obligor, any properties of any Obligor, or the estate in bankruptcy of any Obligor in the course of or resulting from any such proceedings.

               (ii) The failure by Lender to file or enforce a claim in any proceeding described in the immediately preceding subsection (i) or to take any other action in any proceeding to which any Obligor is a party.

               (iii) The release by operation of law of any Obligor from any of the Obligations or any other obligations to Lender.

               (iv) The invalidity, deficiency or unenforceability of any of the Obligations or the Obligation Documents, in whole or in part, any bar by any statute of limitations or other law of recovery on any of the Obligations, or any defense or excuse for failure to perform on account of force majeure, act of God, casualty, impossibility, impracticability, or other defense or excuse whatsoever.

               (v) The failure of any Obligor or any other Person to sign any guaranty or other instrument or agreement within the contemplation of any Obligor or Lender.

               (vi) The fact that Guarantor may have incurred directly part of the Obligations or is otherwise primarily liable therefor.

     (c) Lender may invoke the benefits of this Guaranty before pursuing any remedies against any Obligor or any other Person and before proceeding against any Security now or hereafter existing for the payment or performance of any of the Obligations. Lender may maintain an action against Guarantor on this Guaranty without joining any other Obligor therein and without bringing a separate action against any other Obligor.

     (d) If any payment to Lender by any Obligor is held to constitute a preference or a voidable transfer under applicable state or federal laws, or if for any other reason Lender is required to refund such payment to the payor thereof or to pay the amount thereof to any other Person, such payment to Lender shall not constitute a release of Guarantor from any liability hereunder, and Guarantor agrees to pay such amount to Lender on demand and agrees and acknowledges that this Guaranty shall continue to be effective or shall be reinstated, as the case may be, to the extent of any such payment or payments. Any transfer by subrogation which is made as contemplated in Section 6 prior to any such payment or payments shall (regardless of the terms of such transfer) be automatically voided upon the making of any such payment or payments, and all rights so transferred shall thereupon revert to and be vested in Lender.

     (e) This is a continuing guaranty and shall apply to and cover all Obligations and renewals and extensions thereof and substitutions therefor from time to time.

     Section 4.  Waiver.  Guarantor hereby waives, with respect to the
                 ------
Obligations, this Guaranty, and the other Obligation Documents:

     (a) notice of the incurrence of any Obligation by Borrower, and notice of any kind concerning the assets, liabilities, financial condition, creditworthiness, businesses, prospects, or other affairs of Borrower (it being understood and agreed that: (i) Guarantor shall take full responsibility for informing itself of such matters, (ii) Lender shall have no responsibility of any kind to inform Guarantor of such matters, and (iii) Lender is hereby authorized to assume that Guarantor, by virtue of its relationships with Borrower which are independent of this Guaranty, has full and complete knowledge of such matters at each time when Lender extends credit to Borrower or takes any other action which may change or increase Guarantor's liabilities or losses hereunder).

     (b) notice that Lender, any Obligor, or any other Person has taken or omitted to take any action under any Obligation Document or any other agreement or instrument relating thereto or relating to any Obligation.

     (c) notice of acceptance of this Guaranty and all rights of Guarantor under
(S)34.02 of the Texas Business and Commerce Code.

     (d) demand, presentment for payment, and notice of demand, dishonor, nonpayment, or nonperformance.

     (e) notice of intention to accelerate, notice of acceleration, protest, notice of protest, notice of any exercise of remedies (as described in the following Section 5 or otherwise), and all other notices of any kind whatsoever.

     Section 5. Exercise of Remedies. Lender shall have the right to enforce,
                --------------------
from time to time, in any order and at Lender's sole discretion, any rights, powers and remedies which Lender may have under the Obligation Documents or otherwise, including judicial foreclosure, the exercise of rights of power of sale, the taking of a deed or assignment in lieu of foreclosure, the appointment of a receiver to collect rents, issues and profits, the exercise of remedies against personal property, or the enforcement of any assignment of leases, rentals, oil or gas production, or other properties or rights, whether real or personal, tangible or intangible; and Guarantor shall be liable to Lender hereunder for any deficiency resulting from the exercise by Lender of any such right or remedy even though any rights which Guarantor may have against Borrower or others may be destroyed or diminished by exercise of any Such right or remedy. No failure on the part of Lender to exercise, and no delay in exercising, any right hereunder or under any other Obligation Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right preclude any other or further exercise thereof or the exercise of any other right. The rights, powers and remedies of Lender provided herein and in the other Obligation Documents are cumulative and are in addition to, and not exclusive of, any other rights, powers or remedies provided by law or in equity. The rights of Lender hereunder are not conditional or contingent on any attempt by Lender to exercise any of its rights under any other Obligation Document against any Obligor or any other Person.

     Section 6.  Limited Subrogation.  Until all of the Obligations have been
                 -------------------
paid and performed in full Guarantor shall have no right to exercise any right of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which it may now or hereafter have against or to any Obligor or any Security in connection with this Guaranty (including any right of subrogation under (S)34.04 of the Texas Business and Commerce Code), and Guarantor hereby waives any rights to enforce any remedy which Guarantor may have against Borrower and any right to participate in any Security until such time. If any amount shall be paid to Guarantor on account of any such subrogation or other rights, any such other remedy, or any Security at any time when all of the Obligations and all other expenses guaranteed pursuant hereto shall not have been paid in full, such amount shall be held in trust for the benefit of Lender, shall be segregated from the other funds of Guarantor and shall forthwith be paid over to Lender to be held by Lender as collateral for, or then or at any time thereafter applied in whole or in part by Lender against, all or any portion of the Obligations, whether matured or unmatured, in such order as Lender shall elect. If Guarantor shall make payment to Lender of all or any portion of the Obligations and if all of the Obligations shall be finally paid in full, Lender will, at Guarantor's request and expense, execute and deliver to Guarantor (without recourse, representation or warranty) appropriate documents necessary to evidence the transfer by subrogation to Guarantor of an interest in the Obligations resulting from such payment by

Guarantor; provided that such transfer shall be subject to Section 3(d) above and that without the consent of Lender (which Lender may withhold in its discretion) Guarantor shall not have the right to be subrogated to any claim or right against any Obligor which has become owned by Lender, whose ownership has otherwise changed in the course of enforcement of the Obligation Documents, or which Lender otherwise has released or wishes to release from its Obligations.

     Section 7. Successors and Assigns. Guarantor's rights or obligations
                ----------------------
hereunder may not be assigned or delegated, but this Guaranty and such obligations shall pass to and be fully binding upon the successors of Guarantor, as well as Guarantor. This Guaranty shall apply to and inure to the benefit of Lender and its successors or assigns. Without limiting the generality of the immediately preceding sentence, Lender may assign, grant a participation in, or otherwise transfer any Obligation held by it or any portion thereof, and Lender may assign or otherwise transfer its rights or any portion thereof under any Obligation Document, to any other Person, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to Lender hereunder unless otherwise expressly provided by Lender in connection with such assignment or transfer.

     Section 8. Subordination and Offset. Guarantor hereby subordinates and
                ------------------------
makes inferior to the Obligations any and all indebtedness now or at any time hereafter owed by Borrower to Guarantor. Guarantor agrees that after the occurrence of any Default or Event of Default it will neither permit Borrower to repay such indebtedness or any part thereof nor accept payment from Borrower of such indebtedness or any part thereof without the prior written consent of Lender. If Guarantor receives any such payment without the prior written consent of Lender, the amount so paid shall be held in trust for the benefit of Lender, shall be segregated from the other funds of Guarantor, and shall forthwith be paid over to Lender to be held by Lender as collateral for, or then or at any time thereafter applied in whole or in part by Lender against, all or any portions of the Obligations, whether matured or unmatured, in such order as Lender shall elect. Guarantor hereby grants to Lender a right of offset to secure the payment of the Obligations and Guarantor's obligations and liabilities hereunder, which right of offset shall be upon any and all monies, securities and other property (and the proceeds therefrom) of Guarantor now or hereafter held or received by or in transit to Lender from or for the account of Guarantor, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general or special except for escrow or trust accounts held by Guarantor for unrelated third parties), credits and claims of Guarantor at any time existing against Lender. Upon the occurrence of any Default or Event of Default Lender is hereby authorized at any time and from time to time, without notice to Guarantor, to offset, appropriate and apply any and all items hereinabove referred to against the Obligations and Guarantor's obligations and liabilities hereunder irrespective of whether or not Lender shall have made any demand under this Guaranty and although such obligations and liabilities may be contingent or unmatured. Lender agrees promptly to notify Guarantor after any such offset and application made by Lender, provided that the failure to give such notice shall not affect the validity of such offset and application. The rights of Lender under this section are in addition to, and shall not be limited by, any other rights and remedies (including other rights of offset) which Lender may have.

     Section 9. Representations and Warranties. Guarantor hereby represents and
                ------------------------------
warrants to Lender as follows:

     (a) The Recitals at the beginning of this Guaranty are true and correct in all respects.

     (b) Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation as set forth in the Recitals to this Guaranty; and Guarantor has all requisite power and authority to execute, deliver and perform this Guaranty.

     (c) The execution, delivery and performance by Guarantor of this Guaranty have been duly authorized by all necessary corporate action and do not and will not contravene its certificate or articles of incorporation or bylaws.

     (d) The execution, delivery and performance by Guarantor of this Guaranty do not and will not contravene any law or governmental regulation or any contractual restriction binding on or affecting Guarantor or any of its Affiliates or properties, and do not and will not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties.

     (e) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or other regulatory body or third party is required for the due execution, delivery and performance by Guarantor of this Guaranty.

     (f) This Guaranty is a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and general principles of equity.

     (g) There is no action, suit or proceeding pending or, to the knowledge of Guarantor, threatened against or otherwise affecting Guarantor before any court, arbitrator or governmental department, commission, board, bureau, agency or instrumentality which may materially and adversely affect Guarantor's financial condition or its ability to perform its obligations hereunder.

     (h) The direct or indirect value of the consideration received and to be received by Guarantor in connection herewith is reasonably worth at least as much as the liability and obligations of Guarantor hereunder, and the incurrence of such liability and obligations in return for such consideration may reasonably be expected to benefit Guarantor, directly or indirectly.

     (i) Guarantor is not "insolvent" on the date hereof (that is, the sum of Guarantor's absolute and contingent liabilities, including the Obligations, does not exceed the fair market value of Guarantor's assets). Guarantor's capital is adequate for the businesses in which Guarantor is engaged and intends to be engaged. Guarantor has not incurred (whether hereby or otherwise), nor does Guarantor intend to incur or believe that it will incur, debts which will be beyond its ability to pay as such debts mature.

     (j) All balance sheets, earning statements, financial data and other information concerning Guarantor which have been furnished to Lender by Guarantor to induce it to accept this Guaranty (or otherwise furnished to Lender by Guarantor in connection with the transactions contemplated hereby or associated herewith) fairly represent the financial condition of Guarantor as of the dates and the results of Guarantor's operations for the periods for which the same are furnished. None of such balance sheets, earnings and cash flow statements, financial data and other information contains any untrue statement of a material fact or omits to state any material fact which is necessary to make any statements contained therein not misleading.

     Section 10. No Oral Change. No amendment of any provision of this Guaranty
                 --------------
shall be effective unless it is in writing and signed by Guarantor and Lender, and no waiver of any provision of this Guaranty, and no consent to any departure by Guarantor therefrom, shall be effective unless it is in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     Section 11. Invalidity of Particular Provisions. If any term or provision
                 ------------- ---------------------
of this Guaranty shall be determined to be illegal or unenforceable all other terms and provisions hereof shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.

     Section 12. Headings and References. The headings used herein are for
                 -----------------------
purposes of convenience only and shall not be used in construing the provisions hereof. The words "this Guaranty," "this instrument," "herein," "hereof," "hereby" and words of similar import refer to this Guaranty as a whole and not to any particular subdivision unless expressly so limited. The phrases "this section" and "this subsection" and similar phrases refer only to the subdivisions hereof in which such phrases occur. The word "or" is not exclusive, and the word "including" (in its various forms) means "including without limitation". Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

     Section 13. Term. This Guaranty shall be irrevocable until all of the
                 ----
Obligations have been completely and finally paid and performed, Lender has no obligation to make any loans or other advances to Borrower, and all obligations and undertakings of Borrower under, by reason of; or pursuant to the Obligation Documents have been completely performed, and this Guaranty is thereafter subject to reinstatement as provided in Section 3(d). All extensions of credit and financial accommodations heretofore or hereafter made by Lender to Borrower shall be conclusively presumed to have been made in acceptance hereof and in reliance hereon.

     Section 14. Notices. Any notice or communication required or permitted
                 -------
hereunder shall be given as provided in the Credit Agreement.

     Section 15. Limitation on Interest. Lender and Guarantor intend to
                 ----------------------
contract in strict compliance with applicable usury law from time to time in effect, and the provisions of the Credit Agreement limiting the interest for which Guarantor is obligated are expressly incorporated herein by reference.

     Section 16. Loan Document. This Guaranty is a Loan Document, as defined in
                 -------------
the Credit Agreement, and is subject to the provisions of the Credit Agreement governing Loan Documents. Guarantor hereby ratifies, confirms and approves the Credit Agreement and the other Loan Documents and, in particular, any provisions thereof which relate to Guarantor.

     Section 17. Counterparts. This Guaranty may be executed in any number of
                 ------------
counterparts, each of which when so executed shall be deemed to constitute one and the same Guaranty.

     SECTION 18. GOVERNING LAW. TILLS GUARANTY IS TO BE PERFORMED IN THE STATE OF TEXAS AND SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF SUCH STATE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     IN WITNESS WHEREOF, Guarantor has executed and delivered this Guaranty as of the date first written above.


                                   NAB ASSET CORPORATION



                                   By:/s/ MICHAEL W. CATON
                                      ---------------------------------------
                                      Name:  Michael W. Caton
                                      Title: President